UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Carter’s, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2011

Dear Shareholder,

It is my pleasure to invite you to attend our 2011 Annual Meeting of Shareholders on May 13, 2011.  The meeting will be held at 8:00 a.m. at our offices located at 1170 Peachtree Street NE, 6th Floor, Atlanta, Georgia 30309.

The attached Notice of 2011 Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting.  Whether or not you plan to attend the Annual Meeting, your shares can be represented if you promptly submit your voting instructions by telephone, over the internet, or by completing, signing, dating, and returning your proxy card in the enclosed envelope.

On behalf of the Board of Directors and management of Carter’s, Inc., thank you for your continued support and investment in Carter’s.

Sincerely,

Michael D. Casey

Chairman of the Board of Directors and Chief Executive Officer

1170 Peachtree Street NE, Suite 900

Atlanta, Georgia 30309

Tel:  (404) 745-2700

Fax:  (404) 892-3079

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2011 Annual Meeting of Shareholders of Carter’s, Inc. (the “Annual Meeting”) will be held at 8:00 a.m. on May 13, 2011 at our offices located at 1170 Peachtree Street NE, 6th Floor, Atlanta, Georgia 30309.  The business matters for the Annual Meeting are as follows:

1)              The election of four Class II Directors;

2)              An advisory vote on executive compensation;

3)              An advisory vote on the frequency of an advisory vote on executive compensation;

4)              Approval of the Company’s Amended and Restated Equity Incentive Plan;

5)              Approval of the Company’s Amended and Restated Annual Incentive Compensation Plan;

6)              The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2011; and

7)              Any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 25, 2011 are entitled to receive notice of, attend, and vote at the Annual Meeting.  Your vote is very important.  Whether or not you plan to attend the Annual Meeting, to ensure that your shares are represented at the Annual Meeting, please complete, sign, date, and return the proxy card in the envelope provided or submit your voting instructions by telephone or over the internet.

If you plan to attend the Annual Meeting and are a registered shareholder, please bring the invitation attached to your proxy card.  If your shares are registered in the name of a bank or your broker, please bring your bank or brokerage statement showing your beneficial ownership with you to the Annual Meeting or request an invitation by writing to me at the address set forth above.

Important Notice Regarding the Availability of Proxy Materials for the

2011 Annual Meeting of Shareholders of Carter’s, Inc. to be held on May 13, 2011:

The proxy materials and the Annual Report to Shareholders are available at

http://www.carters.com/annuals.

By order of the Board of Directors,

Brendan M. Gibbons

Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary

Atlanta, Georgia

April 5, 2011

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving this proxy statement?

The Board of Directors of Carter’s, Inc. (“we,” “us,” “our,” “Carter’s,” or the “Company”) is soliciting proxies for our 2011 Annual Meeting of Shareholders on May 13, 2011 (the “Annual Meeting”).  This proxy statement and accompanying proxy card are being mailed on or about April 5, 2011 to shareholders of record as of March 25, 2011 (“record date”).

You are receiving this proxy statement because you owned shares of Carter’s common stock on the record date and are, therefore, entitled to vote at the Annual Meeting.  By use of a proxy, you can vote regardless of whether or not you attend the Annual Meeting.  This proxy statement provides information on the matters on which the Company’s Board of Directors (the “Board”) would like you to vote so that you can make an informed decision.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to address the following business matters:

1.               The election of four Class II Directors (see page 12);

2.               An advisory vote regarding executive compensation (the “say-on-pay” vote) (see page 32);

3.               An advisory vote on frequency of the “say-on-pay” vote (see page 33);

4.               Approval of the Company’s Amended and Restated Equity Incentive Plan (see page 34);

5.               Approval of the Company’s Amended and Restated Annual Incentive Compensation Plan (see page 39);

6.               The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for fiscal 2011 (see page 43); and

7.               All other business that may properly come before the meeting.

Who is asking for my vote?

The Company is soliciting your proxy on behalf of the Board.  The Company is paying for the costs of this solicitation and proxy statement.

Who can attend the Annual Meeting?

All shareholders of record, or their duly appointed proxies, may attend the Annual Meeting.  As of the record date, there were 57,761,103 shares of common stock issued and outstanding.

What are my voting rights?

Each share of common stock is entitled to one vote on each matter submitted to shareholders at the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer and Trust Company, you are considered the shareholder of record for these shares.  As the shareholder of record, you have the right to grant your voting proxy directly to persons listed on your proxy card or vote in person at the Annual Meeting.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held “in street name.” These proxy materials are being forwarded to you together with a voting instruction card.  As a beneficial owner, you have the right to direct your broker, trustee, or nominee how to vote, and you are also invited to attend the Annual Meeting.  Because you are a beneficial owner and not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a proxy from the broker, trustee, or nominee that holds your shares.  Your broker, trustee, or nominee should have provided directions for you to instruct the broker, trustee, or nominee on how to vote your shares.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker and you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.”  Your broker only has discretionary authority to vote on Proposal Number Six.  Therefore, your broker will not have discretion to vote on Proposal Number One through Proposal Number Five unless you specifically instruct your broker on how to vote your shares by returning your completed and signed voting instruction card.

What are my choices when casting a vote with respect to the election of Class II Directors, and what vote is needed to elect the Director nominees?

In voting on the election of Class II Directors (Proposal Number One), shareholders may:

1.      vote for all nominees,

2.      vote to withhold authority for all nominees, or

3.      vote for all nominees, except specific nominees.

What are my choices when casting an advisory vote on executive compensation, commonly referred to as the “say-on-pay” vote?

In voting on executive compensation (Proposal Number Two), shareholders may:

1.                 vote for the approval of compensation of the Company’s named executive officers as described in this proxy statement,

2.                 vote against the approval of compensation of the Company’s named executive officers as described in this proxy statement, or

3.                 abstain from voting on compensation of the Company’s named executive officers as described in this proxy statement.

What are my choices when casting an advisory vote on the frequency of the “say-on-pay” vote?

In voting on the frequency of the “say-on-pay” vote (Proposal Number Three), shareholders may:

1.                 vote for the “say-on-pay” vote to be taken every year,

2.                 vote for the “say-on-pay” vote to be taken every two years,

3.                 vote for the “say-on-pay” vote to be taken every three years, or

4.                 abstain from voting on the frequency of the “say-on-pay” vote.

What are my choices when voting on whether to approve the Amended and Restated Equity Incentive Plan?

In voting on the Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”) (Proposal Number Four), shareholders may:

1.               vote for the Equity Incentive Plan,

2.               vote against the Equity Incentive Plan, or

3.               abstain from voting on the Equity Incentive Plan.

What are my choices when voting on whether to approve the Amended and Restated Annual Incentive Compensation Plan?

In voting on the Amended and Restated Annual Incentive Compensation Plan (the “Incentive Compensation Plan”) (Proposal Number Five), shareholders may:

1.               vote for the Incentive Compensation Plan,

2.               vote against the Incentive Compensation Plan, or

3.               abstain from voting on the Incentive Compensation Plan.

What are my choices when voting on the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal 2011?

In voting on the ratification of PwC (Proposal Number Six), shareholders may:

1.               vote to ratify PwC’s appointment,

2.               vote against ratifying PwC’s appointment, or

3.               abstain from voting on ratifying PwC’s appointment.

What constitutes a quorum?

A quorum is the minimum number of shares required to be present to transact business at the Annual Meeting.  Pursuant to the Company’s by-laws, the presence at the Annual Meeting, in person, by proxy, or by remote communication, of the holders of at least a majority of the shares entitled to be voted will constitute a quorum.  Broker non-votes and abstentions will be counted as shares that are present at the meeting for purposes of determining a quorum.  If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

How does the Board recommend that I vote?

The Board recommends a vote:

FOR the election of the nominees for Class II Directors (Proposal Number One);

FOR the approval of executive compensation of the Company’s named executive officers as described in this proxy statement (Proposal Number Two);

FOR the “say-on-pay” vote to be taken every three years (Proposal Number Three);

FOR the approval of the Equity Incentive Plan (Proposal Number Four);

FOR the approval of the Incentive Compensation Plan (Proposal Number Five); and

FOR the ratification of the appointment of PwC (Proposal Number Six).

What are the vote requirements for approval of each of the Proposals?

With respect to the approval of Proposal Number One, the four nominees for election as Class II Directors who receive the greatest number of votes will be elected as Class II Directors.  The approval of Proposal Number Two, Proposal Number Four, Proposal Number Five, and Proposal Number Six requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting.  The approval of Proposal Number Three requires a plurality of the votes properly cast at our Annual Meeting.  Votes that are withheld on Proposal Number One, votes to abstain on Proposals Number Two through Proposal Number Six, and broker non-votes with respect to all Proposals will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will not affect the outcome of the vote on such Proposal.

How do I vote?

If you are a shareholder of record, you may vote in one of four ways.  First, you may vote by mail by signing, dating, and mailing your proxy card in the enclosed envelope.  Second, you may vote in person at the Annual Meeting.  Third, you may vote over the internet by completing the voting instruction form found at www.proxyvote.com.  You will need your proxy card when voting over the internet.  Fourth, you may vote by touch-tone telephone by calling 1-800-690-6903.

If your shares are held in a brokerage account or by another nominee, these proxy materials are being forwarded to you together with a voting instruction card.  Follow the instructions on the voting instruction card in order to vote your shares by proxy or in person.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy card, you may change your vote at any time before your proxy votes your shares by submitting written notice of revocation to Brendan M. Gibbons, Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary of Carter’s, Inc., at the Company’s address set forth in the Notice of the Annual Meeting, or by submitting another proxy card bearing a later date.  Alternatively, if you have voted by telephone or over the internet, you may change your vote by calling 1-800-690-6903 and following the instructions.  The powers granted by you to the proxy holders will be suspended if you attend the Annual Meeting in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.  If you hold your shares through a broker or other custodian and would like to change your voting instructions, please review the directions provided to you by that broker or custodian.

May I vote confidentially?

Yes.  Our policy is to keep your individual votes confidential, except as appropriate to meet legal requirements, to allow for the tabulation and certification of votes, or to facilitate proxy solicitation.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election for the Annual Meeting.

What happens if additional matters are presented at the Annual Meeting?

As of the date of this proxy statement, the Board knows of no matters other than those set forth herein that will be presented for determination at the Annual Meeting.  If, however, any other matters properly come before the Annual Meeting and call for a vote of shareholders, the Board intends proxies to be voted in accordance with the judgment of the proxy holders.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our current report on Form 8-K within four business days after the Annual Meeting.

What is “householding” of the Annual Meeting materials?

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.  The Company and some brokers “household” proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or the Company if you hold shares registered directly in your name.  You can notify the Company by sending a written request to Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting or by calling us at (404) 745-2889.

How may I obtain a copy of the Company’s Annual Report?

A copy of our fiscal 2010 Annual Report accompanies this proxy statement and is available at http://www.carters.com/annuals.  Shareholders may also obtain a free copy of our Annual Report by sending a request in writing to Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting.

When are shareholder proposals due for consideration in next year’s proxy statement or at next year’s annual meeting?

Any proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting, and must be received prior to the close of business on December 7, 2011.  There are additional requirements under our by-laws and the proxy rules to present a proposal, including continuing to own a minimum number of shares of our stock until next year’s annual meeting and appearing in person at the annual meeting to explain your proposal.  Shareholders who wish to make a proposal to be considered at next year’s annual meeting, other than proposals to be considered for inclusion in next year’s proxy statement, must notify the Company in the same manner specified above no earlier than January 14, 2012 and no later than February 13, 2012.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to submit or revoke your proxy, or to request an invitation to the Annual Meeting, contact Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Board of Directors

The Board believes that each Director, including the nominees for election as Class II Directors (Proposal Number One), has valuable skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment, and strategic vision necessary to provide effective oversight of the Company’s business operations.  Our Directors have extensive experience in different fields, including apparel and retail (Ms. Castagna and Messrs. Casey, Eagle, Fulton, Pulver, and Whiddon); brand marketing (Ms. Brinkley, Ms. Castagna, and Messrs. Cleverly and Eagle); logistics and technology (Mr. Whiddon); global sourcing (Mr. Welch); and finance and accounting (Ms. Brinkley and Messrs. Casey, Montgoris, Pulver, and Whiddon).

The Board also believes that, as indicated in the following biographies, each Director has demonstrated significant leadership skills as chief executive officers (Ms. Castagna, Messrs. Casey and Pulver); division presidents (Ms. Brinkley, Messrs. Cleverly, Fulton, and Welch); and other senior executive officers (Ms. Brinkley, Messrs. Eagle, Montgoris, and Whiddon).  In addition, each Director has significant experience in the oversight of public companies due to his or her services as a Director of Carter’s, Inc. and other companies.

Amy Woods Brinkley became a Director in February 2010.  Ms. Brinkley is the Manager of AWB Consulting, LLC, which provides risk management consulting and executive coaching services.  Ms. Brinkley retired from Bank of America Corporation in 2009 after spending more than 30 years with the company.  Ms. Brinkley served as its Chief Risk Officer from 2002 through mid-2009.  Prior to 2002, Ms. Brinkley served as President of the company’s Consumer Products division and was responsible for the credit card, mortgage, consumer finance, telephone, and eCommerce businesses.  Before that, Ms. Brinkley held positions of Executive Vice President and marketing executive overseeing the company’s Olympic sponsorship and its national rebranding and name change.  Ms. Brinkley is currently a director of TD Bank Group and the Bank of America Charitable Foundation.  She also serves as a trustee for the Princeton Theological Seminary and on the board of commissioners for the Carolinas Healthcare System.

Michael D. Casey became a Director in August 2008 and was named Chairman of the Board of Directors in August 2009.  Mr. Casey joined the Company in 1993 as Vice President of Finance.  Mr. Casey was named Senior Vice President of Finance in 1997, Senior Vice President and Chief Financial Officer in 1998, Executive Vice President and Chief Financial Officer in 2003, and Chief Executive Officer in 2008.  Prior to joining the Company, Mr. Casey worked for 11 years with Price Waterhouse LLP, a predecessor firm to PricewaterhouseCoopers LLP.  Mr. Casey serves as a director of National Vision, Inc.

Vanessa J. Castagna became a Director in November 2009.  Ms. Castagna served as Executive Chairwoman of Mervyns, LLC from 2005 until early 2007.   Ms. Castagna previously served as Chairwoman and Chief Executive Officer of JCPenney Stores, Catalog and Internet for J. C. Penney Co. from 2002 through 2004.  While at JCPenney, Ms. Castagna also served as its Chief Operating Officer from 1990 to 2002.  Prior to that, Ms. Castagna held various senior-level merchandising positions at Target, Walmart, and Marshall’s.  Ms. Castagna is currently a director of Levi Strauss & Co. and SpeedFC, Inc.

A. Bruce Cleverly became a Director in March 2008.  Mr. Cleverly retired as President of Global Oral Care from Procter & Gamble Company/The Gillette Company in September 2007, a position he held since 2005.  Mr. Cleverly joined The Gillette Company in 1975 as a Marketing Assistant and held positions of increasing responsibility in product management.  In 2001, Mr. Cleverly became President of Gillette’s worldwide Oral Care business.  In October 2005, Mr. Cleverly became President of The Procter & Gamble Company’s Global Oral Care division.  Mr. Cleverly is a director of Rain Bird Corporation and a member of the Alumni Council of Phillips Academy.

Jevin S. Eagle became a Director in July 2010.  Mr. Eagle currently serves as Executive Vice President, Merchandising & Marketing for Staples, Inc., where he held several leadership positions since 2002, including serving as the head of the Staples Brands Group and as the company’s Senior Vice President, Strategy.  Prior to joining Staples, Mr. Eagle worked for McKinsey & Company, Inc. from 1994 to 2001 in various positions, including, most recently, as a partner and one of the leaders of its retail practice.

Paul Fulton became a Director in May 2002.  Mr. Fulton retired as President of Sara Lee Corporation in 1993 after spending 34 years with the company.  He is currently non-executive chairman of the board of directors of Bassett Furniture Industries, Inc. and a director of Premier Commercial Bank.  Mr. Fulton was previously a director of Bank of America Corporation, where he served from 1993 to 2007; Lowe’s Companies, Inc., where he served from 1996 to 2007; and Sonoco Products Company, Inc., where he served from 1989 to 2005.

William J. Montgoris became a Director in August 2007.  Mr. Montgoris retired as Chief Operating Officer of The Bear Stearns Companies, Inc. in 1999, a position he held since August 1993, after spending 25 years with the company.  While at Bear Stearns, Mr. Montgoris also served as the company’s Chief Financial Officer from April 1987 until October 1996.  Mr. Montgoris currently serves as the non-executive chairman of the board of directors of Stage Stores, Inc. and a director of Office Max Incorporated.  Mr. Montgoris is also on the board of directors of Colby College.

David Pulver became a Director in January 2002.  Mr. Pulver has been a private investor for more than 25 years and is the President of Cornerstone Capital, Inc.  Mr. Pulver was previously a director of Hearst-Argyle Television, Inc., where he served from 1997 through 2009 and Costco Wholesale Corporation, where he served from 1983 through 1993.  Mr. Pulver currently serves as a trustee of Colby College and as a director of Bladder Cancer Advocacy Network (BCAN).  Mr. Pulver was a founder of The Children’s Place, Inc. and served as its Chairman and Co-Chief Executive Officer until 1982.

John R. Welch became a Director in February 2003.  Mr. Welch retired as President of Mast Industries (Far East) Ltd., a leading global sourcing company, in April 2002 after spending 18 years with the company.  Mr. Welch also served as Executive Vice President of Operations at Warnaco Knitwear, a division of Warnaco, Inc. from August 1978 to December 1983.  Mr. Welch is currently a director of Brandot International Ltd.

Thomas E. Whiddon became a Director in August 2003.  Mr. Whiddon retired as Executive Vice President-Logistics and Technology of Lowe’s Companies, Inc. in March 2003, a position he held since 2000.  From 1996 to 2000, Mr. Whiddon served as Lowe’s Chief Financial Officer.  Since his retirement, Mr. Whiddon has worked as a consultant, serving various companies in executive capacities on an interim basis.  Mr. Whiddon is currently a director of Sonoco Products Company, Inc. and of Dollar Tree Stores, Inc.  Mr. Whiddon has been an Advisory Director of Berkshire Partners since October 2005 and previously served as a director of Bare Escentuals, Inc.

Board Leadership Structure

The Company’s Corporate Governance Principles provide that positions of Chairman of the Board of Directors and Chief Executive Officer may be combined if the non-management Directors determine it is in the best interest of the Company.  In August 2009, the non-management Directors appointed Mr. Casey, who was the then-current Chief Executive Officer and a sitting Board member, as Chairman.  The Board believes it is appropriate to continue to combine the positions of the Chairman and Chief Executive Officer.  Mr. Casey has 17 years of management, finance, and administrative leadership experience at the Company.  In addition, Mr. Casey has extensive knowledge of, and experience with, all other aspects of the Company’s business, including with its employees, customers, vendors, and shareholders.  Having Mr. Casey serve as both Chairman and Chief Executive Officer helps promote unified leadership and direction for both the Board and management.

In connection with Mr. Casey’s appointment as Chairman, the non-management Directors also created the position of Lead Independent Director and appointed Mr. Whiddon to serve in that role.  The non-management Directors created the Lead Independent Director position to, among other things, ensure that the non-management Directors maintain proper oversight of management and Board process.  The responsibilities of the Lead Independent Director include:

•         serving as an advisor to the Chief Executive Officer on Board, executive management, and other significant matters;

•         serving as a liaison between non-management Directors and the Chief Executive Officer;

•         providing annual Board assessment and other feedback to the Chief Executive Officer;

•         advising the Chief Executive Officer on the Board’s informational needs;

•         consulting on Board meeting materials, schedules, and agendas;

•         calling and presiding over executive sessions of non-management Directors;

•         presiding at the Board meetings in the absence of the Chairman; and

•        after consultation with the Chief Executive Officer, communicating with major shareholders or other interested parties, as appropriate.

Risk Oversight

The Company’s senior management has responsibility for assessing, managing, and mitigating the Company’s strategic, financial, and operational risks, while the Board and its committees are responsible for overseeing management’s efforts in these areas.  The Board is responsible for strategic risk oversight, such as succession planning, growth plans, and product and channel diversification.  The Board receives regular updates from senior management on such strategic risks at its Board meetings and more frequently, as appropriate.  The Board’s Audit Committee is responsible for overseeing the Company’s policies and procedures for assessing, managing, and mitigating its financial and operational risks.  The Audit Committee receives regular updates from the Company’s risk management committee and senior management relating to the Company’s efforts in these areas.  The Board’s Compensation Committee considers the risks associated with the Company’s compensation policies and practices with respect to both executive compensation and compensation generally.  In February 2011, our Compensation Committee reviewed the Company’s compensation policies and practices to confirm that there are no risks arising from such compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

Board Meetings

Our Corporate Governance Principles require Carter’s to have at least four regularly scheduled Board meetings each year, and each Director is expected to attend each meeting.  The Board met five times during fiscal 2010.  In fiscal 2010, no Director participated in less than 75% of the aggregate number of all of the Board and applicable committee meetings.  Although the Company does not have a policy regarding Director attendance at annual meetings, each Director, except for Mr. Whiddon, attended the Company’s annual meeting in fiscal 2010.

Executive Sessions

Executive sessions of non-management Directors are held at least four times a year.  Any non-management Director can request that an additional executive session be scheduled.  The Board’s Lead Independent Director presides at the executive sessions of non-management Directors.

Board Committees

Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  The Board may also establish other committees to assist in the discharge of its responsibilities.

Audit Committee

The members of our Audit Committee are Ms. Brinkley and Messrs. Montgoris, Pulver, and Whiddon.  Ms. Brinkley was appointed to serve on the committee on August 12, 2010.  Mr. Pulver serves as Chairman of the committee.  During fiscal 2010, the Audit Committee held ten meetings.  The primary responsibilities of the Audit Committee include:

•          oversight of the quality and integrity of the consolidated financial statements, including the accounting, auditing, and reporting practices of the Company;

•          oversight of the Company’s internal controls over financial reporting;

•          appointment of the independent registered public accounting firm and oversight of its performance, including its qualifications and independence;

•          oversight of the Company’s compliance with legal and regulatory requirements; and

•          oversight of the performance of the Company’s internal audit function.

The Audit Committee operates pursuant to a written charter that addresses the requirements of the New York Stock Exchange’s (“NYSE”) listing standards.  The charter is available on our website at www.carters.com or in print by contacting Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting.  The Board has determined that each member of the Audit Committee is independent and meets the financial literacy requirements set forth in the NYSE’s listing standards.  The Board has also determined that each member of the Audit Committee is an “audit committee financial expert” as defined by the SEC.

The Audit Committee Report is included in this proxy statement on page 42.

Compensation Committee

The members of our Compensation Committee are Messrs. Cleverly, Eagle, Fulton, and Welch.  Mr. Eagle was appointed to serve on the committee on August 12, 2010.  Mr. Fulton serves as Chairman of the committee.  During fiscal 2010, the Compensation Committee held four meetings.  The primary responsibilities of the Compensation Committee include:

•       establishing the Company’s philosophy, policies, and strategy relative to executive compensation, including the mix of base salary and short-term and long-term incentive compensation within the context of stated guidelines for compensation relative to peer companies;

•       evaluating the performance of the Chief Executive Officer and other executive officers relative to approved performance goals and objectives;

•       setting the compensation of the Chief Executive Officer and other executive officers based upon an evaluation of their performance;

•       assisting the Board in developing and evaluating candidates for key executive positions and ensuring a succession plan is in place for the Chief Executive Officer and other executive officers;

•       evaluating compensation plans, policies, and programs with respect to the Chief Executive Officer, other executive officers, and non-management Directors;

•       monitoring and evaluating benefit programs for the Company’s Chief Executive Officer and other executive officers; and

•       producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement.  This years Compensation Committee Report is included in this proxy statement on page 23.

The Compensation Committee operates pursuant to a written charter that addresses the requirements of the NYSE’s listing standards.  The charter is available on our website at www.carters.com or in print by contacting Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting.  The Board has determined that each member of the Compensation Committee is independent as defined in the NYSE’s listing standards.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee serving during fiscal 2010 has been an officer or other employee of the Company.  None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Ms. Castagna and Messrs. Cleverly, Welch, and Whiddon.  Bradley M. Bloom served on the committee until he resigned from the Board effective May 13, 2010.  Mr. Cleverly was appointed to serve on the committee on August 12, 2010.  Mr. Welch serves as Chairman of the committee.  During fiscal 2010, the Nominating and Corporate Governance Committee held three meetings.  The primary responsibilities of the Nominating and Corporate Governance Committee include:

•       identifying and recommending candidates qualified to become Board members;

•       recommending Directors for appointment to Board Committees; and

•       developing and recommending to the Board a set of corporate governance principles and monitoring the Company’s compliance with and effectiveness of such principles.

The Nominating and Corporate Governance Committee operates pursuant to a written charter that addresses the requirements of the NYSE’s listing standards.  The charter is available on our website at www.carters.com or in print by contacting Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting.  The Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the NYSE’s listing standards.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee regularly assesses the appropriateness of the size of the Board of Directors.  In the event that vacancies occur or are anticipated, the Committee will consider prospective nominees that come to its attention through current Board members, professional search firms, or certain shareholders.  The Board believes that it is appropriate to limit the group of shareholders who can propose nominees due to time constraints on the Nominating and Corporate Governance Committee.  The Committee will consider persons recommended by shareholders who hold more than 1% of our common stock for inclusion as nominees for election to the Board if the names of such persons are submitted to Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting.  This submission must be made in writing and in accordance with our by-laws, including mailing the submission in a timely manner, share ownership at the time of the Annual Meeting, and including the nominee’s name, address, and qualifications for Board membership.

When evaluating a potential candidate for membership on the Board, the Committee considers each candidate’s skills and experience and assesses the needs of the Board and its committees at that point in time.  Although the Committee does not have a formal policy on diversity, it believes that diversity is an important factor in determining the composition of the Board, and seeks to have Board members with diverse backgrounds, experiences, and points of view.  In connection with its assessment of all prospective nominees, the Committee will determine whether to interview such prospective nominees, and if warranted, one or more members of the Committee, and others as appropriate, will interview such prospective nominees in person or by telephone.  Once this evaluation is completed, if warranted, the Committee selects the nominees for election at the Annual Meeting.

Interested Party Communications

A shareholder or other interested party may submit a written communication to the Board, non-management Directors, or Lead Independent Director.  The submission must be delivered to Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting.

The Board, non-management Directors, or Lead Independent Director may require the submitting shareholder to furnish such information as may be reasonably required or deemed necessary to sufficiently review and consider the submission of such shareholder.

Each submission will be forwarded, without editing or alteration, to the Board, non-management Directors, or Lead Independent Director, as appropriate, at, or prior to, the next scheduled meeting of the Board.  The Board, non-management Directors, or Lead Independent Director, as appropriate, will determine, in their sole discretion, the method by which such submission will be reviewed and considered.

Corporate Governance Principles and Code of Ethics

The Company is committed to conducting its business with the highest level of integrity and maintaining the highest standards of corporate governance.  Our Corporate Governance Principles and our Code of Ethics provide the structure within which our Board and management operate the Company.  The Company’s Code of Ethics applies to all Directors and Company employees, including the Company’s executive officers.  Our Corporate Governance Principles and Code of Ethics are available on the Company’s website at www.carters.com or in print by contacting Mr. Gibbons at the Company’s address set forth in the Notice of the Annual Meeting.

Director Independence

The NYSE listing standards and the Company’s Corporate Governance Principles require a majority of the Company’s Directors to be independent from the Company and the Company’s management.  For a Director to be considered independent, the Board must determine that the Director has no direct or indirect material relationship with the Company.  The Board considers all relevant information provided by each Director regarding any relationships each Director may have with the Company or management.  To assist it in making such independence determinations, the Board has established the following independence tests, which address all the specific independence tests of the NYSE’s listing standards.  A Director will not be considered independent if:

•       (a) the Director is, or within the last three years has been, employed by the Company; or (b) an immediate family member of the Director is, or within the last three years has been, employed as an executive officer of the Company;

•       the Director, or an immediate family member of the Director, has received, during any twelve-month period within the last three years, direct compensation from the Company exceeding $120,000, other than Director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•       (a) the Director, or an immediate family member of the Director, is a current partner of a firm that is the Company’s internal auditor or independent registered public accounting firm; (b) the Director is a current employee of such a firm; (c) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; or (d) the Director, or an immediate family member of the Director, was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•       the Director, or an immediate family member of the Director, is, or within the last three years has been, employed as an executive officer of another company where any of the Company’s present executive officers serve or served on that company’s compensation committee;

•       the Director is a current employee, or has an immediate family member who is an executive officer, of another company that has made payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million, or 2%, of such other company’s consolidated gross revenues;

•       the Director, or an immediate family member of the Director, is, or within the last three years has been, employed by a company that has a director who is an officer of the Company;

•       the Director serves as an officer, director, or trustee, or as a member of a fund raising organization or committee of a not-for-profit entity to which the Company made, in any of the last three fiscal years, contributions in excess of the greater of (i) $50,000, or (ii) 2% of the gross annual revenues or charitable receipts of such entity; or

•       the Director is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other exceeds 1% of the total consolidated assets of such company.

Applying these standards, the Board has determined that all of our non-management Directors are independent.

PROPOSAL NUMBER ONE

ELECTION OF CLASS II DIRECTORS

The Board proposes that the four Class II Director nominees be re-elected to the Board to serve until 2014.  The Company’s Board is divided into three classes with each Director serving a three-year term or until his or her earlier resignation, death, or removal.  In addition to the four Class II nominees, the Company’s current Class I and Class III Directors are listed below.  Each nominee currently serves as a Class II Director.

Class II Nominees—Terms Expiring at the Annual Meeting

Name	Age
Amy Woods Brinkley	55
Michael D. Casey	50
A. Bruce Cleverly	65
Jevin S. Eagle	44

The individuals who will continue to serve as Class III and Class I Directors after the Annual Meeting are:

Class III Directors—Terms Expiring in 2012

Name	Age
Paul Fulton	76
John R. Welch	79
Thomas E. Whiddon	58

Class I Directors—Terms Expiring in 2013

Name	Age
Vanessa J. Castagna	61
William J. Montgoris	64
David Pulver	69

The Board recommends a vote FOR the election of Amy Woods Brinkley, Michael D. Casey, A. Bruce Cleverly, and Jevin S. Eagle as Class II Directors.

Vote Required

The four nominees for election as Class II Directors who receive the greatest number of votes will be elected as Class II Directors.  Votes may be cast in favor of all nominees, withheld from all nominees, or in favor of all nominees except specific nominees.  Votes that are withheld and broker non-votes will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for each nominee, and, therefore, will not affect the outcome of the vote on this Proposal.

COMPENSATION OF DIRECTORS

Each of our non-management Directors receives an annual retainer and meeting fees, and each committee Chairman receives a separate retainer.  The Board’s philosophy is generally to target total compensation for each non-management Director at the fiftieth percentile of compensation paid to directors at companies in our peer group.  With respect to each Director who served on the Board for the full fiscal 2010, each such Director’s annual retainer was comprised of a $30,000 cash payment and a grant of our common stock valued at approximately $100,000.  Mr. Eagle, who joined the Board on August 12, 2010, received a cash retainer and common stock grant, pro-rated for his time of service in fiscal 2010.  Each Director received meeting fees of $2,500 for each regularly scheduled Board meeting, $1,000 for each special Board meeting, and $1,000 for each regularly scheduled or special meeting of our standing Board committees.

In fiscal 2010, the Chairman of our Audit Committee and our Lead Independent Director each received $20,000 cash retainers, and the Chairmen of our Compensation and Nominating and Corporate Governance Committees each received $10,000 cash retainers.  In addition, as a new non-management Director, Mr. Eagle was granted a one-time grant of restricted common stock valued at approximately $100,000.  This restricted stock vests on August 12, 2013, or three years after the date of grant.

We reimburse Directors for travel expenses incurred in connection with attending Board and committee meetings and for other expenses incurred while conducting Company business.  Mr. Casey receives no additional compensation for serving on the Board.  There are no family relationships among any of the Directors or our executive officers.

The following table provides information concerning the compensation of our non-management Directors for fiscal 2010.

FISCAL 2010 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (b)	Stock Awards ($) (c)		Total ($)
Bradley M. Bloom (a)	$27,000	$—		$27,000
Amy Woods Brinkley	$41,594	$200,006	(d)	$241,600
Vanessa J. Castagna	$44,000	$100,003		$144,003
A. Bruce Cleverly	$47,000	$100,003		$147,003
Jevin S. Eagle	$22,000	$150,036	(e)	$172,036
Paul Fulton	$55,000	$100,003		$155,003
William J. Montgoris	$56,000	$100,003		$156,003
David Pulver	$76,000	$100,003		$176,003
John R. Welch	$58,000	$100,003		$158,003
Thomas E. Whiddon	$75,500	$100,003		$175,503

(a)             All compensation earned by Mr. Bloom was paid to Berkshire Partners.  Mr. Bloom resigned as a Director effective May 13, 2010.

(b)            This column reports the amount of cash compensation earned in fiscal 2010 through annual cash retainers and meeting fees.

(c)             On May 13, 2010, we issued each of our non-management Directors (except Mr. Eagle) 3,004 shares of common stock with a grant date fair value of $33.29 per share.

(d)            In connection with joining the Board, Ms. Brinkley was granted 3,004 shares of common stock and 3,004 shares of restricted stock, which vest on May 13, 2013, or three years after the date of grant.  These shares had a grant date fair value of $33.29 per share.  In accordance with accounting guidance on share-based payments, we assume the restricted shares will fully vest in May 2013 and record the related expense ratably over the vesting period.

(e)             Upon joining the Board in August 2010, the Company issued Mr. Eagle 2,115 shares of common stock and 4,229 shares of restricted stock, which vest on August 12, 2013, or three years after the date of grant.  These shares had a grant date fair value of $23.65 per share.  In accordance with accounting guidance on share-based payments, we assume the restricted shares will fully vest in August 2013 and record the related expense ratably over the vesting period.

For complete beneficial ownership information of our common stock for each Director, see heading “Securities Ownership of Beneficial Owners, Directors, and Executive Officers” on page 30.

EXECUTIVE OFFICERS’ BIOGRAPHICAL INFORMATION AND EXPERIENCE

The following table sets forth the name, age, and position of each of our executive officers as of the date of this proxy statement.

Name	Age	Position
Michael D. Casey	50	Chairman of the Board of Directors, Chief Executive Officer, and President
Lisa A. Fitzgerald	48	Executive Vice President and Brand Leader for OshKosh B’gosh
William G. Foglesong	41	Senior Vice President of Marketing
Brendan M. Gibbons	35	Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary
Brian J. Lynch	48	Executive Vice President and Brand Leader for Carter’s
James C. Petty	52	President of Retail Stores
Richard F. Westenberger	42	Executive Vice President and Chief Financial Officer
Charles E. Whetzel, Jr.	60	Executive Vice President and Chief Supply Chain Officer
Jill A. Wilson	44	Senior Vice President of Human Resources and Talent Development

Michael D. Casey joined the Company in 1993 as Vice President of Finance.  Mr. Casey was named Senior Vice President of Finance in 1997, Senior Vice President and Chief Financial Officer in 1998, Executive Vice President and Chief Financial Officer in 2003, and Chief Executive Officer in 2008.  Mr. Casey became a Director in 2008 and was named Chairman of the Board of Directors in 2009.  Prior to joining the Company, Mr. Casey worked for 11 years with Price Waterhouse LLP, a predecessor firm to PricewaterhouseCoopers LLP.  Mr. Casey serves as a director of National Vision, Inc.

Lisa A. Fitzgerald joined the Company in 2010 as Executive Vice President and Brand Leader for OshKosh B’gosh. From 2000 to 2009, Ms. Fitzgerald was with Lands’ End, Inc., a specialty apparel division of Sears Holdings Corporation, having served most recently as Executive Vice President of Merchandising, Design, and Creative, and as Interim President in 2008.  Prior to that, Ms. Fitzgerald worked for Gymboree as Vice President and General Merchandise Manager for its Baby product line.

William G. Foglesong joined the Company in 2010 as Senior Vice President of Marketing.  From 2008 to 2010, Mr. Foglesong was the Vice President of Marketing and Direct-To-Consumer at Spanx, Inc., a leading woman’s apparel company.  From 2002 to 2008, Mr. Foglesong worked at The Home Depot, Inc. where he was General Manager of Home Depot Direct.  Mr. Foglesong started his career with General Electric and gained additional experience at The Boston Consulting Group where he focused on building eCommerce strategies for his clients.

Brendan M. Gibbons joined the Company in 2004 as Vice President, General Counsel, and Secretary.  In 2010, Mr. Gibbons was promoted to Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary following the assumption of additional responsibilities.  Mr. Gibbons joined the Company from Ropes & Gray LLP where, among other responsibilities, he counseled private and public companies on governance, compliance, and general corporate and securities matters.

Brian J. Lynch joined the Company in 2005 as Vice President of Merchandising.  Mr. Lynch was promoted to Senior Vice President in 2008.  In 2009, Mr. Lynch was promoted to Executive Vice President and Brand Leader for Carter’s.  Prior to joining the Company, Mr. Lynch was with The Walt Disney Company for nine years in various merchandising, brand management, and strategy roles in the Disney Parks & Resorts division.  Prior to Disney, Mr. Lynch worked for Champion Products, a division of Hanesbrands Inc.

James C. Petty joined the Company in 2007 as President of Retail Stores.  Prior to joining the Company, Mr. Petty served as President and Chief Executive Officer of PureBeauty, Inc. from 2005 to 2006.  From 1997 to 2004, Mr. Petty held various positions at predecessors to Ascena Retail Group, Inc., a specialty retailer of apparel for women and tween girls, including President, General Manager — Limited Too Division, Executive Vice President, Stores and Real Estate; Senior Vice President, Stores; and Vice President, Stores, Limited Too Division.  Prior to 1997, Mr. Petty spent thirteen years at Gap, Inc. where he held various positions with Gap, Banana Republic and Old Navy brands, including as Vice President of Operations for Old Navy and prior to that as Vice President of Operations for Banana Republic.

Richard F. Westenberger joined the Company in 2009 as Executive Vice President and Chief Financial Officer.  Mr. Westenberger’s responsibilities include management of the Company’s finance and information technology functions.  Prior to joining the Company, Mr. Westenberger served as Vice President of Corporate Finance and Treasurer of Hewitt Associates, Inc. from 2006 to 2008.  Prior to Hewitt, Mr. Westenberger was Senior Vice President and Chief Financial Officer of Lands’ End, Inc., a specialty apparel division of Sears Holdings Corporation.  During his ten years at Sears, Mr. Westenberger held various other senior financial management positions, including Vice President of Corporate Planning and Analysis and Vice President of Investor Relations.  Prior to Sears, Mr. Westenberger was with Kraft Foods, Inc.  He began his career at Price Waterhouse LLP, a predecessor firm to PricewaterhouseCoopers LLP, and is a certified public accountant.

Charles E. Whetzel, Jr. joined the Company in 1992 as Executive Vice President of Operations.  Mr. Whetzel was promoted to Executive Vice President of Manufacturing in 1997, Executive Vice President of Global Sourcing in 2000, and Executive Vice President and Chief Sourcing Officer in 2005.  In 2010, Mr. Whetzel was promoted to Executive Vice President and Chief Supply Chain Officer.  Mr. Whetzel began his career at Aileen, Inc. in 1971 in the Quality function and was later promoted to Vice President of Apparel.  Following Aileen, Inc., Mr. Whetzel held positions of increased responsibility with Health-Tex, Inc., Mast Industries, Inc., and Wellmade Industries, Inc.  In 1988, Mr. Whetzel joined Bassett-Walker, Inc. and was later promoted to Vice President of Manufacturing for The HD Lee Company, Inc.

Jill A. Wilson joined the Company in 2009 as Vice President of Human Resources.  In 2010, Ms. Wilson was promoted to Senior Vice President of Human Resources and Talent Development.  Ms. Wilson joined the Company after more than 20 years with The May Company and Macy’s.  While at Macy’s, Ms. Wilson held various Human Resources positions of increasing responsibility, including Group Vice President of Human Resources.  Ms. Wilson has extensive experience in a broad range of human resources disciplines, including talent management, organizational development, compensation, and talent acquisition.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis, or CD&A, is intended to provide information regarding the Company’s executive compensation program and practices.  This CD&A covers a variety of topics, including the Company’s compensation philosophy regarding executive compensation, the role of our Compensation Committee in setting the compensation of our executive officers, including our named executive officers, and our executive compensation decisions for fiscal 2010.

Our named executive officers for fiscal 2010 were: Michael D. Casey, Chief Executive Officer; Richard F. Westenberger, Executive Vice President and Chief Financial Officer; Lisa A. Fitzgerald, Executive Vice President and Brand Leader for OshKosh B’gosh; James C. Petty, President of Retail Stores; and Charles E. Whetzel, Jr., Executive Vice President and Chief Supply Chain Officer.  Ms. Fitzgerald joined the Company as Executive Vice President and Brand Leader for OshKosh B’gosh on February 1, 2010.

Compensation Philosophy

The Company is committed to achieving long-term, sustainable growth and increasing shareholder value.  The Company’s compensation program for our named executive officers is designed to support these objectives and encourage strong financial performance on an annual and long-term basis by linking a significant portion of our named executive officers’ total compensation to Company performance in the form of incentive compensation.  The principal elements of the compensation structure for our named executive officers, which are discussed in more detail below, are base salary, annual cash incentive compensation, and long-term equity incentive compensation.

Together, the Company refers to these three elements as total direct compensation.  In addition, prior to 2010, the Company offered perquisites and other personal benefits to certain of our named executive officers.  Starting in fiscal 2010, all of the perquisites and other personal benefits, with the exception of the Company’s 401(k) matching program, as described below under the heading “Perquisites and Other Personal Benefits,” have been eliminated.  Our named executive officers may also receive special bonuses in recognition of special circumstances or for superior performance.

The Company’s compensation philosophy is to set our named executive officers’ compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment.  In light of this philosophy, our Compensation Committee generally targets setting our named executive officers’ total direct compensation between the fiftieth and seventy-fifth percentile of compensation paid to executives in similar positions at companies set forth in the Total Remuneration Survey (the “Retail Survey”) conducted by the Hay Group, an independent compensation consultant engaged by our Compensation Committee.  The Compensation Committee generally targets setting our named executive officers’ maximum total direct compensation in the top quartile if superior performance is achieved.  In setting compensation for our named executive officers, the Compensation Committee also references the proxy compensation data of companies in our peer group, particularly when there are directly comparable positions in our peer group to those of our named executive officers, such as our Chief Executive Officer and Chief Financial Officer.

The Retail Survey is comprised of approximately 100 companies (listed in Appendix A) in the retail and wholesale industry and provides comparable compensation information by controlling for differences in companies’ revenue size and in the scope of responsibility of different executives.  Our peer group is generally comprised of companies in the retail or wholesale industries that primarily conduct business in apparel or related accessories, sell products under multiple brands through retail and outlet stores, and have net sales generally between one-half and two times the Company’s net sales.  In fiscal 2010, our peer group was comprised of the following companies:

Aeropostale, Inc.	Guess?, Inc.
American Eagle Outfitters, Inc.	The Gymboree Corp.
Ascena Retail Group, Inc.	J. Crew Group, Inc.
Chico’s FAS, Inc.	Oxford Industries, Inc.
The Children’s Place Retail Stores, Inc.	Pacific Sunwear of California, Inc.
Coach, Inc.	Quiksilver, Inc.
Coldwater Creek Inc.	The Timberland Company
Columbia Sportswear Company	The Warnaco Group, Inc.

In August 2010, our Compensation Committee reviewed our peer group with the Hay Group and determined to replace Tween Brands, Inc. with Ascena Retail Group, Inc. (formerly The Dress Barn, Inc.) after its acquisition by Ascena Retail Group.  Throughout fiscal 2010, our Compensation Committee reviewed compensation data from the Retail Survey and our peer group to compare the compensation of our named executive officers.

The Company’s 401(k) matching program provides matching at the discretion of the Company based on the Company’s performance.  In February 2011, the Company announced that contributions made to the Company’s 401(k) plan in fiscal 2010 would be matched 100% by the Company up to Internal Revenue Service limitations.

Although no changes were made to the Company’s overall compensation philosophy or structure, the Company is taking measures in fiscal 2011 to control and reduce certain costs in response to a projected significant increase in the Company’s product costs, driven by inflation in significant component costs such as raw cotton.  These cost increases are expected to adversely affect the Company’s profitability.  The measures include, except for promotions and other performance-based increases, holding our employees’ base salaries and annual cash incentive compensation targets consistent with fiscal 2010 levels, including the salaries of our named executive officers.

Role of the Compensation Committee

Our Compensation Committee sets the total direct compensation of our named executive officers.  Our Compensation Committee also sets the financial performance targets for our named executive officers’ annual cash incentive compensation and vesting terms for their equity awards, including performance-based awards.  Our Compensation Committee has engaged the Hay Group to advise it on executive and director compensation matters and to provide the Committee with data to benchmark the base salary, annual cash incentive compensation, and long-term equity incentive compensation of our named executive officers.  The Hay Group serves at the discretion of the Compensation Committee and meets privately with the Compensation Committee and with its Chairman.

To maintain the effectiveness of our executive compensation program, and to keep it consistent with our compensation philosophy, our Compensation Committee regularly reviews the reasonableness of compensation for our executive officers, including our named executive officers, and compares it with compensation data from the Retail Survey and our peer group.

In making compensation determinations for our named executive officers, our Compensation Committee principally takes into account:

(i)                      the nature and scope of each officer’s responsibilities;

(ii)                   the Company’s performance; and

(iii)                the comparative compensation data of companies in the Retail Survey and our peer group.

Our Compensation Committee also considers the recommendations of our Chief Executive Officer regarding the base salary, annual cash incentive compensation, and long-term equity incentive compensation of our named executive officers, other than himself.  In addition, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the structure of our executive compensation program.

Total Direct Compensation

In setting a total direct compensation target for each named executive officer, our Compensation Committee considers both objective and subjective factors, including the scope of each officer’s responsibilities, Company performance, prior equity awards, potential future earnings from equity awards, retention needs, and comparative compensation data of companies in the Retail Survey and our peer group.  The Company’s compensation philosophy is generally to target total direct compensation for each of our named executive officers between the fiftieth and seventy-fifth percentile of compensation paid to executives in similar positions at companies set forth in the Retail Survey and our peer group, as appropriate, and to set our named executive officers total direct compensation in the top quartile if superior performance is achieved.

In fiscal 2010, as set forth in more detail in the Fiscal 2010 Summary Compensation Table, the total direct compensation of each of our named executive officers was as follows:

Named Executive Officer	Total Direct Compensation
Michael D. Casey	$5,114,031
Richard F. Westenberger	$1,337,076
Lisa A. Fitzgerald	$2,611,489
James C. Petty	$1,648,932
Charles E. Whetzel, Jr.	$1,458,922

Base Salary

The Company’s compensation philosophy is generally to target our named executive officers’ base salaries at approximately the fiftieth percentile of the base salaries paid to executives in similar positions set forth in the Retail Survey and our peer group, as appropriate, while making adjustments in light of the objective and subjective factors discussed above.  Ms. Fitzgerald’s base salary for 2010 was approved by the Compensation Committee based on Ms. Fitzgerald’s compensation prior to joining the Company, negotiations with Ms. Fitzgerald at the time she was hired, and taking into consideration the data for similar positions at companies set forth in the Retail Survey and the proxy peer group.  As discussed above under the heading “Compensation Philosophy,” fiscal 2011 base salaries for our named executive officers will remain at fiscal 2010 levels.

The following table details the base salaries we provided in fiscal 2010 to each of our named executive officers and their corresponding base salaries for fiscal 2011:

	Base Salary
Named Executive Officer	Fiscal 2010	Fiscal 2011

Michael D. Casey	$760,000	$760,000
Chairman of the Board and Chief Executive Officer

Richard F. Westenberger	$425,000	$425,000
Executive Vice President and Chief Financial Officer

Lisa A. Fitzgerald	$500,000	$500,000
Executive Vice President and Brand Leader for OshKosh B’gosh

James C. Petty	$480,000	$480,000
President of Retail Stores

Charles E. Whetzel, Jr.	$475,000	$475,000
Executive Vice President and Chief Supply Chain Officer

Annual Cash Incentive Compensation

The Company makes annual cash incentive compensation a significant component of our named executive officers’ targeted total direct compensation, while maintaining the Company’s compensation philosophy generally to target total direct compensation between the fiftieth and seventy-fifth percentile of compensation paid to executives in similar positions set forth in the Retail Survey and our peer group, as appropriate, and in the top quartile when superior performance is achieved.  We believe this compensation program design aligns the interests of our named executive officers with the interests of our shareholders.

For each named executive officer, our Compensation Committee approves a target annual cash incentive compensation that is a percentage of such named executive officer’s base salary.  In establishing these annual cash incentive compensation targets, the Compensation Committee considers our named executive officers’ potential total direct compensation in light of the Company’s compensation philosophy and comparative compensation data.  In February 2010, our Compensation Committee set the following fiscal 2010 annual cash incentive compensation targets for our named executive officers: 150% of base salary for Mr. Casey, and 75% of base salary for Ms. Fitzgerald and Messrs. Westenberger, Petty, and Whetzel.

The named executive officers can earn their annual cash incentive compensation based upon the Company’s achievement of financial performance targets pre-determined by the Compensation Committee.

In accordance with our Incentive Compensation Plan, for fiscal 2010, the Compensation Committee used three financial performance metrics to determine the amount, if any, of annual cash incentive compensation to be paid under our Incentive Compensation Plan: net sales (weighted at 25%), earnings before interest and taxes (“EBIT”), adjusted, if applicable, in the same manner as for presentation to the financial markets (weighted at 25%), and earnings per share (“EPS”), adjusted, if applicable, in the same manner as for presentation to the financial markets, (weighted at 50%).  Our Compensation Committee selected net sales, EBIT, and EPS as performance metrics because it believes they are key financial measures that are aligned with the interests of our shareholders and help to measure the quality of our earnings.

Our Compensation Committee has the discretion not to award annual cash incentive compensation, even if the Company achieves its financial performance targets, and to take into account personal performance in determining the percentage of each named executive officer’s annual cash incentive compensation to be paid, if any.

Our named executive officers could have earned from 0% to 200% of their target cash incentive compensation in fiscal 2010 based upon the Company’s achievement of the following financial targets, weighted at the following percentages:

	Net Sales ($ in billions) (25%)	EBIT ($ in millions) (25%)	EPS (50%)
25% of Target Cash Incentive Compensation	$1.614	$229.5	$2.25
100% of Target Cash Incentive Compensation	$1.675	$237.5	$2.36
200% of Target Cash Incentive Compensation	$1.723	$242.7	$2.41

Based on the Company’s fiscal 2010 net sales of $1.749 billion, EBIT of $243.3 million, and EPS of $2.46, our named executive officers earned 200% of their cash incentive compensation targets for fiscal 2010.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company’s principal executive officer and the company’s three most highly compensated executive officers, other than its principal financial officer.  This limitation generally does not apply to performance-based compensation that is awarded under a plan that is approved by the shareholders of a company and that also meets certain other technical requirements.  Our compensation program for our named executive officers is intended to operate within the deductibility requirements under Section 162(m).  However, the Compensation Committee may decide, from time to time, to award compensation that is not fully deductible under Section 162(m) to ensure that our executive officers are compensated at a competitive level or for other reasons consistent with our compensation policies and philosophies.

Long-Term Equity Incentive Compensation

Our Equity Incentive Plan allows for various types of equity awards, including stock options, restricted stock, stock appreciation rights, and deferred stock.  Awards under our Equity Incentive Plan are granted to recruit, motivate, and retain employees and in connection with promotions or increased responsibility.  Our Compensation Committee has only awarded time and performance-based stock options and time and performance-based restricted stock, although it could use other forms of equity awards in the future.

All awards under our Equity Incentive Plan must be approved by our Compensation Committee.  Our Compensation Committee determines the type, timing, and amount of equity awards granted to each of our named executive officers after considering their previous equity awards, base salary, and target annual cash incentive compensation in light of the Company’s compensation philosophy.  Our Compensation Committee also considers the comparative compensation data in the Retail Survey and our peer group, and our desire to retain and motivate our named executive officers and to align their goals with the long-term goals of our shareholders.  Our Compensation Committee’s practice is to approve grants of stock options and restricted stock at regularly scheduled meetings.  Our Compensation Committee may also make equity grants at special meetings or by unanimous written consent.  Our Compensation Committee could select a date subsequent to a regularly scheduled meeting on which to grant equity awards.  Our Compensation Committee sets the exercise prices of equity awards at the closing price of our common stock on the NYSE on the date of grant.

In considering the value of equity awards, we calculate the value of stock option awards by using the Black-Scholes option pricing valuation method and the value of restricted stock awards equal to the closing price of our common stock on the date of grant.  In addition, our Compensation Committee regularly reviews the equity ownership of our named executive officers compared to the Company’s minimum ownership guidelines.

Under the Company’s minimum ownership guidelines, no named executive officer may sell Company stock (other than to cover the tax obligations resulting from the vesting of Company restricted stock or from exercising vested stock options) unless he or she owns shares of Company stock with a total market value in excess of a multiple of his or her base salary.  The multiples for our named executive officers are as follows: Chief Executive Officer - seven times his base salary;  Chief Financial Officer, Brand Leader for OshKosh B’gosh, and President of Retail Stores - three times their base salaries; and Chief Supply Chain Officer - five times his base salary.  Each of our named executive officers has complied with these ownership guidelines.

Our equity retention policy for the named executive officers requires that any restricted stock granted to a named executive officer after January 1, 2009 be held for the entire vesting period from the date of grant prior to sale, except for any withholding to cover tax obligations resulting from the vesting of such shares.  The policy also requires that options granted after January 1, 2009 be held for at least one year from the date of vesting.

In February 2010, based on the criteria described below, our Compensation Committee approved option and restricted stock grants for each named executive officer.  Messrs. Casey, Westenberger, Petty, and Whetzel received an annual grant of time-based stock options of 80,000, 13,000, 21,000, and 13,000 shares, respectively, and an annual grant of restricted stock of 40,000, 4,000, 7,000, and 4,000 shares, respectively.  Ms. Fitzgerald received a grant of 40,000 time-based stock options and 20,000 restricted stock shares in February 2010, representing an initial equity grant for joining the Company in early 2010.  Ms. Fitzgerald’s option and restricted stock grants were approved by the Compensation Committee based on Ms. Fitzgerald’s compensation prior to joining the Company, negotiations with Ms. Fitzgerald at the time she was hired, and taking into consideration the data for similar positions at companies set forth in the Retail Survey and the proxy peer group.

In February 2011, taking into consideration the Company’s financial performance in fiscal 2010, equity ownership levels of the Company’s named executive officers, retention needs, and the comparative compensation data presented by the Hay Group indicating that the total direct compensation for the named executive officers was below the fiftieth to seventy-fifth percentile targeted by the Compensation Committee, our Compensation Committee approved annual grants of time-based stock options and restricted stock in the following amounts: 80,000 time-based stock options and 40,000 shares of restricted stock for Mr. Casey and 12,000 time-based stock options and 16,000 shares of restricted stock for Ms. Fitzgerald and Messrs. Westenberger, Petty, and Whetzel.  In March 2011, the Compensation Committee also approved a grant of 80,000 performance-based restricted shares for Mr. Casey.  His restricted shares are eligible to vest in fiscal 2014 in varying percentages (between 25% and 100%) if the Company’s earnings per share (as may be adjusted from time to time) have compound annual growth, measured from fiscal 2010 to fiscal 2014, between 4% and 10%.

All of the time-based stock option and restricted stock awards granted to our named executive officers in fiscal 2010 and fiscal 2011 are subject to the equity retention policy described above and vest in four equal, annual installments on the anniversary of the grant date, contingent on the executive officer’s continued employment with the Company.

Severance and Employment Agreements

Each of Mr. Casey, Mr. Westenberger, Ms. Fitzgerald, and Mr. Petty has a severance agreement with the Company.  Mr. Whetzel has an employment agreement with the Company.  The agreement with Mr. Whetzel automatically renews for one-year periods unless earlier terminated in accordance with its provisions.

In the event that a named executive officer is terminated by the Company for “cause,” retires, becomes disabled, or dies, the executive or his or her estate will be provided his or her base salary and medical and other benefits through the termination of his or her employment.

If a named executive officer is terminated without “cause,” or a named executive officer terminates for “good reason” (with “cause” and “good reason” defined in each executive’s respective agreement and summarized below) the Company will be obligated to pay such executive’s base salary, medical, dental and life insurance benefits for 24 months in the case of:  Messrs Casey, Whetzel, or Petty, and for 12 months in the case of:  Ms. Fitzgerald or Mr. Westenberger.  The Company is also obligated to pay Messrs. Casey, Petty, and Westenberger and Ms. Fitzgerald a pro-rated annual cash incentive compensation amount that would have been earned by each such executive if he or she had been employed at the end of the year in which his or her employment was terminated.  In the case of Mr. Whetzel, any annual cash incentive compensation will not be pro-rated.  The determination of whether an annual cash incentive compensation is payable to the named executive officer will not take into account any individual performance goals and shall be based solely on the extent to which Company performance goals have been met.

In the event that within two years following a “change of control” (with “change of control” defined in each executive’s agreement)  the Company terminates the named executive officer’s employment, other than for “cause” or such executive terminates his or her employment for “good reason,” the Company shall pay such named executive officer base salary, medical, dental and life insurance benefits for 36 months in the case of Mr. Casey, and 24 months in the case of:  Mr. Westenberger, Ms. Fitzgerald, or Mr. Petty.  In the event of a “change of control” of the Company, all unvested stock options and all unvested shares of restricted stock held by the named executive officers shall fully vest.

Severance payments made to the named executive officers are subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

Under the agreements with each of our named executive officers, “cause” is generally deemed to exist when the named executive officer has: (i) been convicted of a felony or entered a plea of guilty or no contest to a felony; (ii) committed fraud or other act involving dishonesty for personal gain which is materially injurious to the Company; (iii) materially breached his or her obligations of confidentiality, intellectual property assignment, non-competition, non-solicitation, or non-disparagement against the Company after a cure period, provided such breach by its nature was curable; (iv) willfully engaged in gross misconduct which is injurious to the Company; or, (v) after a cure period, willfully refused to substantially perform his duties or is grossly negligent in performance of such duties.

Under the agreements with our named executive officers, “good reason” is generally deemed to exist when there is (i) a material reduction in executive’s title, duties, or responsibilities; (ii) a material change in the geographic location at which the executive must perform services; or (iii) a material breach of the executive’s agreement by the Company.

Potential Payments Upon a Termination and Change of Control

Termination

As described in more detail above under the heading “Severance and Employment Agreements,” we have entered into certain agreements and maintain certain plans that may require us to make certain payments and provide certain benefits to our named executive officers in the event of a termination of employment.

For purposes of the table below, a hypothetical termination without “cause” or for “good reason” is assumed to have occurred as of January 1, 2011, the last day of fiscal 2010.  However, none of our named executive officers were terminated on January 1, 2011.  There can be no assurance that a termination of employment of any of our named executive officers would produce the same or similar results as those set forth below on any other date.  The terms “without cause” and “good reason” are defined in the agreements with our executives and summarized above under the heading “Severance and Employment Agreements.”

	Michael D. Casey	Richard F. Westenberger	Lisa A. Fitzgerald	James C. Petty	Charles E. Whetzel, Jr.
Base Salary	$1,520,000	$425,000	$500,000	$960,000	$950,000
Cash Incentive Compensation (a)	2,280,000	637,500	750,000	720,000	712,500
Health and Other Benefits	32,123	16,320	16,320	32,640	11,466
Total	$3,832,123	$1,078,820	$1,266,320	$1,712,640	$1,673,966

(a)          Cash incentive compensation calculations are based on cash incentive compensation targets achieved in fiscal 2010 described in more detail under the heading “Annual Cash Incentive Compensation” above.

Termination Following a Change of Control

As described in more detail above under the heading “Severance and Employment Agreements,” we have entered into certain agreements that may require us to make certain payments and provide certain benefits to our named executive officers in the event of a change of control (with “change of control” defined in each executive’s agreement).

For purposes of the table below, we have assumed that all stock options and all unvested shares of restricted stock have fully vested immediately prior to a change of control on January 1, 2011, the last day of fiscal 2010, and that a termination without “cause” occurred immediately following a change of control on January 1, 2011.  However, neither a change of control nor a termination without “cause” occurred on January 1, 2011, and none of the stock options or restricted stock awards was accelerated.  The closing price on the NYSE of the Company’s common stock on the last trading day of fiscal 2010 was $29.51 per share, and the intrinsic value of accelerated stock option vesting would have been as set forth below.  There can be no assurance that a change of control would produce the same or similar results as those set forth below on any other date or at any other price.

	Michael D. Casey	Richard F. Westenberger	Lisa A. Fitzgerald	James C. Petty	Charles E. Whetzel, Jr.

Base Salary	$2,280,000	$850,000	$1,000,000	$960,000	$950,000
Cash Incentive Compensation (a)	2,280,000	637,500	750,000	720,000	712,500
Health and Other Benefits	48,184	32,640	32,640	32,640	11,466
Option Value	1,717,935	209,160	58,800	843,433	496,260
Restricted Stock Value	4,588,805	339,365	590,200	804,148	376,253

Total	$10,914,924	$2,068,665	$2,431,640	$3,360,221	$2,546,479

(a)	Cash incentive compensation calculations are based on cash incentive compensation targets achieved in fiscal 2010 described in more detail under the heading “Annual Cash Incentive Compensation” above.

Perquisites and Other Benefits

Except for the 401(k) matching program, our named executive officers do not receive any perquisites or other benefits.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this proxy statement.  Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Submitted by the Compensation Committee

Mr. Paul Fulton, Chairman
Mr. A. Bruce Cleverly
Mr. Jevin S. Eagle
Mr. John R. Welch

FISCAL 2010 SUMMARY COMPENSATION TABLE

The table below provides information concerning the compensation of our named executive officers.

In the “Salary” column, we disclose the base salary paid to each of our named executive officers during fiscal 2010, 2009, and 2008.

In the “Bonus” column, we disclose the cash bonuses earned during fiscal 2010, 2009, and 2008, other than amounts earned pursuant to the Company’s Incentive Compensation Plan.

In the “Stock Awards” and “Option Awards” columns, we disclose the total fair value of the grants made in fiscal 2010, 2009, and 2008, without a reduction for assumed forfeitures.  For restricted stock, the fair value is calculated using the closing price on the NYSE of our stock on the date of grant.  For time-based and performance-based stock options, the fair value is calculated based on assumptions summarized in Note 6 to our audited consolidated financial statements, which are included in our fiscal 2010 Annual Report on Form 10-K.

In the column “Non-Equity Incentive Plan Compensation,” we disclose the dollar value of all compensation earned in fiscal 2010, 2009, and 2008 pursuant to the Company’s Incentive Compensation Plan.

In the column “All Other Compensation,” we disclose the dollar value of all other compensation that could not properly be reported in other columns of the Fiscal 2010 Summary Compensation Table, including perquisites, amounts reimbursed for the payment of taxes, and insurance premiums paid by the Company for the benefit of our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($) (b)	Option Awards ($) (c)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (d)	Total ($)

Michael D. Casey	2010	$739,231		$—		$1,121,600	$951,200	$2,280,000	$22,000	$5,114,031
Chairman of the Board of Directors and	2009	$700,000		$—		$907,000	$763,000	$1,960,426	$110,315	$4,440,741
Chief Executive Officer	2008	$540,385	(a)	$—		$1,344,000	$891,250	$651,000	$121,500	$3,548,135

Richard F. Westenberger	2010	$416,346		$—		$112,160	$154,570	$637,500	$16,500	$1,337,076
Executive Vice President and	2009	$376,923		$200,000	(e)	$168,400	$141,000	$600,000	$161,920	$1,648,243
Chief Financial Officer

Lisa A. Fitzgerald (g)	2010	$451,923		$250,000	(f)	$560,800	$475,600	$750,000	$123,166	$2,611,489
Executive Vice President and
Brand Leader for OshKosh B’gosh

James C. Petty	2010	$460,962		$—		$196,280	$249,690	$720,000	$22,000	$1,648,932
President of Retail Stores	2009	$425,000		$—		$126,980	$190,750	$637,500	$9,800	$1,390,030
	2008	$412,500		$593,596	(e)	$354,500	$436,500	$200,000	$91,899	$2,088,995

Charles E. Whetzel, Jr.	2010	$457,692		$—		$112,160	$154,570	$712,500	$22,000	$1,458,922
Executive Vice President and	2009	$425,000		$—		$90,700	$152,600	$694,318	$159,230	$1,521,848
Chief Supply Chain Officer	2008	$417,308		$—		$141,800	$232,800	$230,563	$164,220	$1,186,691

(a)             Prior to Mr. Casey’s promotion to Chief Executive Officer on August 1, 2008, his base salary for the 2008 fiscal year was $450,000.  After his promotion and for the balance of the 2008 fiscal year, his base salary was $700,000.

(b)            The amounts disclosed in this column for Messrs. Casey, Westenberger, Petty, and Whetzel, and Ms. Fitzgerald reflect the total grant date fair value for the following grants:

(i)               Mr. Casey was granted 75,000 shares of performance-based restricted stock on August 7, 2008 with a grant date fair value of $17.92 per share.  Fifty percent of these shares vested on March 2, 2011.  The remaining 50% of these shares will then vest in equal amounts on December 31, 2011 and December 31, 2012 based on Mr. Casey’s continued employment with the Company.  Mr. Casey was also granted 50,000 shares of restricted stock on March 12, 2009 with a grant date fair value of $18.14 per share and 40,000 shares of restricted stock on February 16, 2010 with a grant date fair value of $28.04 per share.  These grants vest in four equal, annual installments following the date of grant.

(ii)            Mr. Westenberger was granted 10,000 shares of restricted stock on February 6, 2009 with a grant date fair value of $16.84 per share and 4,000 shares of restricted stock on February 16, 2010 with a grant date fair value of $28.04 per share.  These grants vest in four equal, annual installments following the date of grant.

(iii)         Ms. Fitzgerald was granted 20,000 shares of restricted stock on February 16, 2010 with a grant date fair value of $28.04 per share.  These shares vest in four equal, annual installments following the date of grant.

(iv)        Mr. Petty was granted 25,000 shares of restricted stock on July 1, 2008 with a grant date fair value of $14.18 per share, 7,000 shares of restricted stock on March 12, 2009 with a grant date fair value of $18.14, and 7,000 shares of restricted stock on February 16, 2010 with a grant date fair value of $28.04.  These grants vest in four equal, annual installments following the date of grant.

(v)           Mr. Whetzel was granted 10,000 shares of restricted stock on July 1, 2008 with a grant date fair value of $14.18 per share, 5,000 shares of restricted stock on March 12, 2009 with a grant date fair value of $18.14, and 4,000 shares of restricted stock on February 16, 2010 with a grant date fair value of $28.04.  These grants vest in four equal, annual installments following the date of grant.

(c)             The amounts disclosed in this column represent the total grant date fair value for the following grants:

(i)               Mr. Casey was granted 125,000 time-based stock options on August 6, 2008 with a Black-Scholes fair value of $7.13 per share and an exercise price of $17.90 per share, 100,000 time-based stock options on March 12, 2009 with a Black-Scholes fair value of $7.63 per share and an exercise price of $18.14 per share, and 80,000 time-based stock options on February 16, 2010 with a Black-Scholes fair value of $11.89 per share and an exercise price of $28.04 per share.  These grants vest in four equal, annual installments following the date of grant.

(ii)            Mr. Westenberger was granted 20,000 time-based stock options on February 6, 2009 with a Black-Scholes fair value of $7.05 per share and an exercise price of $16.84 per share, and 13,000 time-based stock options on February 16, 2010 with a Black-Scholes fair value of $11.89 per share and an exercise price of $28.04 per share.  These grants vest in four equal, annual installments following the date of grant.

(iii)         Ms. Fitzgerald was granted 40,000 time-based stock options on February 16, 2010 with a Black-Scholes fair value of $11.89 per share and an exercise price of $28.04 per share.  These shares vest in four equal, annual installments following the date of grant.

(iv)        Mr. Petty was granted 75,000 time-based stock options on July 1, 2008 with a Black-Scholes fair value of $5.82 per share and an exercise price of $14.18 per share, 25,000 time-based stock options on March 12, 2009 with a Black-Scholes fair value of $7.63 per share and an exercise price of $18.14 per share, and 21,000 time-based stock options on February 16, 2010 with a Black-Scholes fair value of $11.89 per share and an exercise price of $28.04 per share.  These grants vest in four equal, annual installments following the date of grant.

(v)           Mr. Whetzel was granted 40,000 time-based stock options on July 1, 2008 with a Black-Scholes fair value of $5.82 per share and an exercise price of $14.18 per share, 20,000 time-based stock options on March 12, 2009 with a Black-Scholes fair value of $7.63 per share and an exercise price of $18.14 per share, and 13,000 time-based stock options on February 16, 2010 with a Black-Scholes fair value of $11.89 per share and an exercise price of $28.04 per share.  These grants vest in four equal, annual installments following the date of grant.

(d)            The amounts shown as “All Other Compensation” for fiscal 2010 consist of the following:

Name	401(k) Company Match	Relocation	Tax Gross-Ups (i)	Total
Michael D. Casey	$22,000	$—	$—	$22,000
Richard F. Westenberger	$16,500	$—	$—	$16,500
Lisa A. Fitzgerald	$16,154	$69,389	$37,623	$123,166
James C. Petty	$22,000	$—	$—	$22,000
Charles E. Whetzel, Jr.	$22,000	$—	$—	$22,000

(i)               Ms. Fitzgerald’s gross-up is comprised of $37,623 for relocation reimbursements.

(e)            Special one-time bonus for Mr. Westenberger related to the reimbursement of lost value on the sale of his former residence in connection with his relocation.  Special one-time bonus for Mr. Petty related to the reimbursement of lost value on the sale of his former residence and associated tax gross-ups in connection with his relocation.

(f)               Special one-time sign-on bonus for Ms. Fitzgerald.

(g)            Ms. Fitzgerald joined the Company on February 1, 2010.

FISCAL 2010 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of plan-based awards made to a named executive officer in fiscal 2010.  This includes incentive compensation awards granted under our Incentive Compensation Plan and stock option and restricted stock awards granted under our Equity Incentive Plan.  The threshold, target, and maximum columns reflect the range of estimated payouts under these plans for fiscal 2010.  The exercise price disclosed is equal to the closing market price of our common stock on the date of grant.  The last column reports the aggregate grant date fair value of all awards made in fiscal 2010 as if they were fully vested on the grant date.

		Equity Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards ($/Sh)	Option Awards

Michael D. Casey	Cash Incentive Compensation	—	$285,000	$1,140,000	$2,280,000	—	—	—	$—	$—
	Shares (b)	2/16/2010	$—	$—	$—	—	40,000	40,000	$—	$1,121,600
	Options (c)	2/16/2010	$—	$—	$—	—	80,000	80,000	$28.04	$951,200

Richard F. Westenberger	Cash Incentive Compensation	—	$79,687	$318,750	$637,500	—	—	—	$—	$—
	Shares (b)	2/16/2010	$—	$—	$—	—	4,000	4,000	$—	$112,160
	Options (c)	2/16/2010	$—	$—	$—	—	13,000	13,000	$28.04	$154,570

Lisa A. Fitzgerald	Cash Incentive Compensation	—	$93,750	$375,000	$750,000	—	—	—	$—	$—
	Shares (b)	2/16/2010	$—	$—	$—	—	20,000	20,000	$—	$560,800
	Options (c)	2/16/2010	$—	$—	$—	—	40,000	40,000	$28.04	$475,600

James C. Petty	Cash Incentive Compensation	—	$90,000	$360,000	$720,000	—	—	—	$—	$—
	Shares (b)	2/16/2010	$—	$—	$—	—	7,000	7,000	$—	$196,280
	Options (c)	2/16/2010	$—	$—	$—	—	21,000	21,000	$28.04	$249,690

Charles E. Whetzel, Jr.	Cash Incentive Compensation	—	$89,062	$356,250	$712,500	—	—	—	$—	$—
	Shares (b)	2/16/2010	$—	$—	$—	—	4,000	4,000	$—	$112,160
	Options (c)	2/16/2010	$—	$—	$—	—	13,000	13,000	$28.04	$154,570

(a)                          The amounts shown under the “Threshold” column represent 25% of the target cash incentive compensation, assuming threshold level performance is achieved under the financial performance measures.  The amounts shown under the “Target” column represent 100% of the target cash incentive compensation, assuming target level performance is achieved under the financial performance measures.  The amounts shown under the “Maximum” column represent 200% of the target cash incentive compensation, assuming maximum level performance is achieved under the financial performance measures.

(b)                         Shares of restricted stock granted to Messrs. Casey, Westenberger, Petty, and Whetzel, and Ms. Fitzgerald on February 16, 2010 pursuant to the Company’s Equity Incentive Plan.  These restricted shares vest ratably in four equal, annual installments following the date of grant.

(c)                          Time-based stock options granted to Messrs. Casey, Westenberger, Petty, and Whetzel, and Ms. Fitzgerald on February 16, 2010 pursuant to the Company’s Equity Incentive Plan.  These stock options vest ratably in four equal, annual installments following the date of grant.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2010

The following table provides information concerning our named executive officers’ exercises of stock options and vesting of restricted stock during fiscal 2010.  The table reports, on an aggregate basis, the number of securities acquired upon exercise of stock options, the dollar value realized upon exercise of stock options, the number of shares of restricted stock that have vested, and the dollar value realized upon the vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (a)
Michael D. Casey	—	$—	18,500	$548,590
Richard F. Westenberger	—	$—	2,500	$65,500
Lisa A. Fitzgerald	—	$—	—	$—
James C. Petty	—	$—	10,500	$296,088
Charles E. Whetzel, Jr.	—	$—	3,750	$105,100

(a)             Aggregate dollar amount was calculated by multiplying the number of shares acquired on vesting by the market price of the Company’s stock on the date of vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END

The following table provides information regarding unexercised stock options, stock that has not yet vested, and equity incentive plan awards for each named executive officer outstanding as of the end of fiscal 2010.  Each outstanding award is represented by a separate row that indicates the number of securities underlying the award.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (a) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (c)

Michael D. Casey	243,488	—	—	$3.08	8/15/2011	—	$—
	200,000	—	—	$14.81	3/22/2014	—	$—
	12,000	—	—	$34.32	2/16/2016	—	$—
	9,000	3,000	—	$22.19	2/15/2017	—	$—
	62,500	62,500	—	$17.90	8/6/2018	—	$—
	25,000	75,000	—	$18.14	3/12/2019	—	$—
	—	80,000	—	$28.04	2/16/2020	—	$—
	—	—	—	$—	—	155,500	$4,588,805

Richard F. Westenberger	5,000	15,000	—	$16.84	2/6/2019	—	$—
	—	13,000	—	$28.04	2/16/2020	—	$—
	—	—	—	$—	—	11,500	$339,365

Lisa A. Fitzgerald	—	40,000	—	$28.04	2/16/2020	—	$—
	—	—	—	$—	—	20,000	$590,200

James C. Petty	30,000	10,000	—	$27.06	6/5/2017	—	$—
	37,500	37,500	—	$14.18	7/1/2018	—	$—
	6,250	18,750	—	$18.14	3/12/2019	—	$—
	—	21,000	—	$28.04	2/16/2020	—	$—
	—	—	—	$—	—	27,250	$804,148

Charles E. Whetzel, Jr.	269,688	—	—	$3.08	8/15/2011	—	$—
	60,000	—	—	$22.01	5/13/2015	—	$—
	20,000	20,000	—	$14.18	7/1/2018	—	$—
	5,000	15,000	—	$18.14	3/12/2019	—	$—
	—	13,000	—	$28.04	2/16/2020	—	$—
	—	—	—	$—	—	12,750	$376,253

(a)   Unexercisable options relate to the following awards:

(i)

Mr. Casey was granted 12,000 time-based stock options on February 15, 2007 with a Black-Scholes fair value of $10.01 per share and an exercise price of $22.19 per share. In addition, Mr. Casey was granted 125,000 time-based stock options on August 6, 2008 with a Black-Scholes fair value of $7.13 per share and an exercise price of $17.90 per share, 100,000 time-based stock options on March 12, 2009 with a Black-Scholes fair value of $7.63 per share and an exercise price of $18.14 per share, and 80,000 time-based stock options on February 16, 2010 with a Black-Scholes fair value of $11.89 per share and an exercise price of $28.04 per share. These stock option grants vest in four equal, annual installments following the date of grant.

(ii)

Mr. Westenberger was granted 20,000 time-based stock options on February 6, 2009 with a Black-Scholes fair value of $7.05 per share and an exercise price of $16.84 per share, and 13,000 time-based stock options on February 16, 2010 with a Black-Scholes fair value of $11.89 per share and an exercise price of $28.04 per share. These stock options vest in four equal, annual installments following the date of grant.

(iii)

Ms. Fitzgerald was granted 40,000 time-based stock options on February 16, 2010 with a Black-Scholes fair value of $11.89 per share and an exercise price of $28.04 per share. This stock option grant vests in four equal, annual installments following the date of grant.

(iv)

Mr. Petty was granted 40,000 time-based stock options on June 5, 2007 with a Black-Scholes fair value of $12.15 per share and an exercise price of $27.06 per share, 75,000 time-based stock options on July 1, 2008 with a Black-Scholes fair value of $5.82 per share and an exercise price of $14.18 per share, 25,000 time-based stock options on March 12, 2009 with a Black-Scholes fair value of $7.63 per share and an exercise price of $18.14 per share, and 21,000 time-based stock options on February 16, 2010 with a Black-Scholes fair value of $11.89 per share and an exercise price of $28.04 per share. These stock option grants vest in four equal, annual installments following the date of grant.

(v)

Mr. Whetzel was granted 40,000 time-based stock options on July 1, 2008 with a Black-Scholes fair value of $5.82 per share and an exercise price of $14.18 per share, 20,000 time-based stock options on March 12, 2009 with a Black-Scholes fair value of $7.63 per share and an exercise price of $18.14 per share, and 13,000 time-based stock options on February 16, 2010 with a Black-Scholes fair value of $11.89 per share and an exercise price of $28.04 per share. All grants vest in four equal, annual installments following the date of grant.

(b)   Equity Incentive Plan awards relate to the following grants:

(i)

Mr. Casey was granted 12,000 shares of restricted stock on February 15, 2007 with a grant date fair value of $22.19 per share. These grants vest in four equal, annual installments following the date of grant. Mr. Casey was also granted 75,000 shares of performance-based restricted stock on August 7, 2008 with a grant date fair value of $17.92 per share. Fifty percent of these shares vested on March 2, 2011. The remaining 50% of these shares will then vest in equal amounts on December 31, 2011 and December 31, 2012 based on Mr. Casey’s continued employment with the Company. Mr. Casey was also granted 50,000 shares of restricted stock on March 12, 2009 with a grant date fair value of $18.14 per share and 40,000 shares of restricted stock on February 16, 2010 with a grant date fair value of $28.04 per share. These grants vest in four equal, annual installments following the date of grant.

(ii)

Mr. Westenberger was granted 10,000 shares of restricted stock on February 6, 2009 with a grant date fair value of $16.84 per share and 4,000 shares of restricted stock on February 16, 2010 with a grant date fair value of $28.04 per share. These grants vest in four equal, annual installments following the date of grant.

(iii)

Ms. Fitzgerald was granted 20,000 shares of restricted stock on February 16, 2010 with a grant date fair value of $28.04 per share. This grant vests in four equal, annual installments following the date of grant.

(iv)

Mr. Petty was granted 10,000 shares of restricted stock on June 5, 2007 with a grant date fair value of $27.06 per share, 25,000 shares of restricted stock on July 1, 2008 with a grant date fair value of $14.18 per share, 7,000 shares of restricted stock on March 12, 2009 with a grant date fair value of $18.14, and 7,000 shares of restricted stock on February 16, 2010 with a grant date fair value of $28.04. All grants vest in four equal, annual installments following the date of grant.

(v)

Mr. Whetzel was granted 10,000 shares of restricted stock on July 1, 2008 with a grant date fair value of $14.18 per share, 5,000 shares of restricted stock on March 12, 2009 with a grant date fair value of $18.14, and 4,000 shares of restricted stock on February 16, 2010 with a grant date fair value of $28.04. All grants vest in four equal, annual installments following the date of grant.

(c)   Amount based on the closing market price per share of the Company’s common stock on Friday, December 31, 2010 of $29.51.

SECURITIES OWNERSHIP OF BENEFICIAL OWNERS,
DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of the Company’s common stock owned by each of the following parties as of March 25, 2011, or as of such other date as indicated: (a) each person known by the Company to own beneficially more than five percent of the outstanding common stock; (b) the Company’s named executive officers; (c) each Director; and (d) all Directors and executive officers as a group.  Unless otherwise indicated below, the holders’ address is 1170 Peachtree Street NE, 9th Floor, Atlanta, Georgia 30309.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percent
Berkshire Fund VII, L.P. (1)	7,511,282	13.0%
BlackRock, Inc. (2)	4,344,135	7.5%
Royce & Associates, LLC (3)	3,224,763	5.6%
Invesco Ltd. (4)	1,923,113	3.3%
S.A.C. Capital Advisors, L.P. (5)	1,208,905	2.1%
Wellington Management Company, LLP (6)	672,599	1.2%
Michael D. Casey (7)	972,677	1.7%
Richard F. Westenberger (8)	41,075	*
Lisa A. Fitzgerald (9)	44,334	*
James C. Petty (10)	143,137	*
Charles E. Whetzel, Jr. (11)	509,400	*
Amy Woods Brinkley (12)	6,008	*
Vanessa J. Castagna (13)	8,238	*
A. Bruce Cleverly	20,491	*
Jevin S. Eagle (14)	6,344	*
Paul Fulton (15)	124,695	*
William J. Montgoris	20,655	*
David Pulver (16)	39,064	*
John R. Welch	59,306	*
Thomas E. Whiddon (17)	109,524	*
All directors and executive officers as a group (18)	2,295,676	3.9%

*	Indicates less than 1% of our common stock.

(1)

This information is based on Schedule 13G, as amended, filed with the SEC on December 2, 2010 and Section 16 filings made with the SEC on December 2, 2010 and March 2, 2011. The address for Berkshire Partners LLC is 200 Clarendon Street, 35th floor, Boston, MA 02116. Includes 5,399,436 shares held by Berkshire Fund VII, L.P., 1,009,440 shares held by Berkshire Fund VII-A, L.P., 263,329 shares held by Stockbridge Partners, 575,295 shares held by Stockbridge Fund, L.P., 75,282 shares held by Stockbridge Fund M, L.P., 105,275 shares held by Berkshire Investors IV LLC, 53,599 shares held by Berkshire Investors III LLC, 6,944 shares held by Stockbridge Absolute Return Fund, L.P. and 22,682 shares held by Berkshire Partners LLC.

(2)

This information is based on Schedule 13G, as amended, filed with the SEC on February 3, 2011. BlackRock, Inc. has sole voting and sole dispositive power covering 4,344,135 shares of our common stock. The address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(3)

This information is based on a Schedule 13G filed with the SEC on January 12, 2011. Royce & Associates, LLC has sole voting and sole dispositive power covering 3,224,763 shares of our common stock. The address for Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.

(4)

This information is based on a Schedule 13G filed with the SEC on February 8, 2011. Invesco Ltd. is the parent company of Invesco Advisors, Inc., Invesco PowerShares Capital Management, and Van Kampen Asset Management. The address for Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, Georgia 30309. Invesco Advisors has sole voting and sole dispositive power covering 1,880,724 shares of our common stock. Invesco PowerShares Capital Management has sole voting and sole dispositive power covering 39,720 shares of our common stock. Van Kampen Asset Management has sole voting and sole dispositive power covering 2,669 shares of our common stock.

(5)

This information is based on a Schedule 13G filed with the SEC on February 14, 2011. S.A.C. Capital Advisors, L.P. has sole voting and sole dispositive power covering 1,208,905 shares of our common stock. The address for S.A.C. Capital Advisors, L.P. is 72 Cummings Point Road, Stamford, Connecticut 06902.

(6)

This information is based on a Schedule 13G filed with the SEC on February 14, 2011. Wellington Management Company, LLP has shared voting power covering 551,599 shares of our common stock and shared dispositive power covering 672,599 shares of our common stock. The address for Wellington Management Company, LLP is 280 Congress Street, Boston Massachusetts 02210.

(7)

Includes 599,988 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 25, 2011 and 132,500 shares of restricted common stock.

(8)	Includes 13,250 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 25, 2011 and 24,000 shares of restricted common stock.

(9)	Includes 10,000 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 25, 2011 and 31,000 shares of restricted common stock.

(10)	Includes 85,250 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 25, 2011 and 39,750 shares of restricted common stock.

(11)	Includes 362,938 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 25, 2011 and 26,500 shares of restricted common stock.

(12)	Includes 3,004 shares of restricted common stock.

(13)	Includes 4,486 shares of restricted common stock.

(14)	Includes 4,229 shares of restricted common stock.

(15)

Mr. Fulton’s address is c/o Bassett Furniture Industries, Inc., 380 Knollwood Street, Suite 610, Winston-Salem, North Carolina 27103. The total shown next to Mr. Fulton’s name includes 16,000 shares subject to exercisable stock options.

(16)	Includes 16,000 shares subject to exercisable stock options.

(17)	Includes 16,000 shares subject to exercisable stock options.

(18)	Includes 1,223,276 shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 25, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s common stock, file initial reports of ownership and changes in ownership with the SEC and the NYSE.  Based on a review of the copies of such forms furnished to the Company, the Company believes that all forms were filed in a timely manner during fiscal 2010.

PROPOSAL NUMBER TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section of this proxy statement beginning on page 16 describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and Board of Directors made in 2010 with respect to the compensation of the Company’s named executive officers.

The Company is committed to achieving long-term, sustainable growth and increasing shareholder value.  The Company’s compensation program for its named executive officers is designed to support these objectives and encourage strong financial performance on an annual and long-term basis by linking a significant portion of the named executive officers’ total compensation to Company performance in the form of incentive compensation.

The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal is commonly referred to as the “say-on-pay” vote.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.  Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our shareholders and intend to consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

The Board recommends a vote FOR the approval of compensation of the Company’s named executive officers as disclosed in this proxy statement.

Vote Required

The advisory approval of Proposal Number Two requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting.  Votes to abstain and broker non-votes will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will not affect the outcome of the vote on this proposal.

PROPOSAL NUMBER THREE

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In Proposal Number Two above, the Board is asking shareholders to cast an advisory vote for the compensation disclosed in this proxy statement that the Company paid in 2010 to its named executive officers.  This advisory vote is referred to as a “say-on-pay” vote.  In this Proposal Number Three, the Board is asking the shareholders to cast a non-binding, advisory vote on how frequently the Company should have a “say-on-pay” vote in the future.  Shareholders will be able to mark the enclosed proxy card or voting instruction form on whether to hold the “say-on-pay” vote every one, two, or three years.  Alternatively, shareholders may indicate that they are abstaining from voting.

The Board believes that shareholders should cast an advisory vote on executive compensation every three years.  Our executive compensation programs are intended to have a focus that is longer than the current year for which compensation is paid.  As a result, the Board believes that our executive compensation programs should be evaluated over a period longer than one year because our programs are designed to reward performance over time, and three years is an appropriate period over which to evaluate the effectiveness of those programs.

This vote, like the “say-on-pay” vote itself, is not binding on the Board.  However, the Compensation Committee and the Board value the views of our shareholders and intend to consider the outcome of the vote when evaluating the frequency with which the “say-on-pay” vote would be taken by the shareholders in the future.

The Board of Directors recommends that shareholders take an advisory vote on executive compensation every THREE YEARS.

Vote Required

The approval of Proposal Number Three requires a plurality of the votes properly cast at our Annual Meeting.  If the combined votes cast in favor of the “say-on-pay” vote to be taken every two years and every three years equal a majority of the votes properly cast at our Annual Meeting, the Compensation Committee and the Board may elect to have shareholders take a “say-on-pay” vote every two years, even if the plurality of votes are cast in favor of the “say-on-pay” vote to be cast every year.  Votes to abstain and broker non-votes will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will not affect the outcome of the vote on this proposal.

PROPOSAL NUMBER FOUR

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED EQUITY INCENTIVE PLAN

On May 14, 2009, the Board adopted, and the shareholders approved, the Amended and Restated Equity Incentive Plan (the “Existing Plan”), which provides that 12,053,392 shares may be delivered, with respect to awards granted under the Existing Plan.  As of March 25, 2011, 456,595 shares of stock were available for issuance under the Existing Plan.  The Compensation Committee, Board of Directors, and the Company’s management believe it is in the best interest of the Company and its shareholders to amend and restate the Amended and Restated Equity Incentive Plan (the “Plan”).  The material modifications to the Existing Plan consist of (i) increasing the maximum number of shares of stock available under the Existing Plan by 3,725,000 shares and (ii) eliminating the Company’s ability to grant cash awards and provide tax gross-ups under the Plan.

As part of the approval of the Amended and Restated Equity Incentive Plan, the Board is also asking shareholders to approve the performance criteria under the Plan in order for certain future equity awards granted under the Plan to qualify as exempt “performance-based compensation” pursuant to Section 162(m) of the Internal Revenue Tax Code of 1986, as amended, or the Tax Code. To satisfy the performance-based compensation exception, Section 162(m) of the Tax Code requires, among other things, such performance measures be approved by shareholders every five years.

The modifications described above and the following description are summaries of the material features of the Plan but may not contain all the information you may wish to know.  We encourage you to review the entire text of the Plan which is attached hereto as Appendix B.  The Plan is not required to be qualified under Section 401 of the Internal Revenue Code of 1986 (“the Code”) nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974.  The Compensation Committee has approved the Amended and Restated Equity Incentive Plan.

The Company intends to file a registration statement under the Securities Act covering additional shares of common stock reserved for issuance under the Plan after approval of the Plan.

Summary of the Amended and Restated Equity Incentive Plan

Purpose.  The Plan enhances the Company’s ability to continue to attract and retain able key employees and directors, reward such individuals for their contributions, and encourage such individuals to take into account the long-term interests of the Company and its subsidiaries.  To this end, the Plan permits the Company to grant a variety of stock-based awards and related benefits, including stock options, stock appreciation rights, restricted or unrestricted stock awards, promises to deliver stock in the future, and rights to receive stock based on performance.

Administration.  The administrator is the Compensation Committee of the Board of Directors.  The administrator will set the terms of all awards including the exercise price for awards that have one.  Subject only to the limitations provided in the Plan, the administrator has discretionary authority to interpret the Plan; determine eligibility for and grant awards; determine, modify, or waive the terms and conditions of any award; prescribe forms, rules, and procedures; and otherwise do all things necessary to carry out the purposes of the Plan.  In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m), the administrator intends to exercise its discretion under the Plan so as to qualify the award for that exception.  Determinations of the administrator made under the Plan are conclusive and bind all parties.

Eligibility and Participation.  Directors and key employees who, in the opinion of the Plan’s administrator, are in a position to make a significant contribution to the success of the Company and its subsidiaries will be eligible to receive awards under the Plan.

Effective Date and Term.  The effective date of the Plan if Proposal Number Four is approved, will be May 13, 2011, the date of our Annual Meeting.  Although the number of shares that may be granted under the Plan is limited, as described below, there is no time limit on the duration of the Plan itself.  In addition, no incentive stock options may be granted under the Plan after August 15, 2011, except with respect to the 3,725,000 new shares of stock if approved by the shareholders, which may be granted by the Company until May 13, 2021.

Shares Subject to the Plan

Number of Shares.  If Proposal Number Four is approved, the aggregate maximum number of shares of common stock that may be delivered in satisfaction of awards under the Plan will be increased by 3,725,000 shares to 15,778,392, subject to adjustment in the event of certain changes in our capitalization as described below.  Any shares of common stock granted in connection with awards other than options and stock appreciation rights will reduce the number of shares of common stock available for issuance under the Plan by 1.46 shares for every one share of stock subject to such award.  With respect to stock appreciation rights, if such a right is exercised, the number of shares of stock deemed to have been issued under the Plan will be reduced by the aggregate number of shares subject to the stock appreciation right so exercised.  If shares of common stock are withheld from an award granted under the Plan in order to satisfy tax withholding obligations, the number of shares of stock deemed to have been issued under the Plan will be the aggregate number of shares subject to the award or the portion of the award that was exercised or settled.

If any award granted under the Plan terminates, or is otherwise forfeited in whole or in part, before it is fully exercised, or upon exercise is satisfied other than by delivery of stock, the number of shares as to which such award was not exercised shall be available for future grants.

Adjustments to Awards.  In the event of a stock dividend, stock split, or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to the maximum share limits on awards to individual participants.  The administrator will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards, and any other provision of awards affected by such change.  The administrator may also make the adjustments described above to take into account distributions to shareholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving the Company’s stock, or any other event, if it determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of awards made under the Plan.

Shares to be Delivered.  Shares delivered under the Plan will be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury.  No fractional shares will be delivered under the Plan.

Section 162(m) Limits and Requirements.  The maximum number of shares for which stock options may be granted to any person in any calendar year and the maximum number of shares subject to stock appreciation rights granted to any person in any calendar year will each be 1,000,000, subject to adjustments in the event of changes in our capitalization as described above.  The maximum benefit that may be paid to any person under other awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars), subject to adjustments in the event of changes in our capitalization as described above.

In the case of any performance award intended to qualify as performance-based for the purposes of Section 162(m), the Plan and such award will be construed so as to qualify the award for such exception.  With respect to performance awards, the administrator will pre-establish, in writing, specific performance criteria no later than 90 days after the start of the period of performance (or at an earlier time if necessary to qualify the award as performance-based under Section 162(m)).  The performance criteria shall serve as a condition to the grant, vesting, or payment of the performance award, as determined by the administrator.  The performance criteria pre-established by the administrator will be an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis, or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings.  A performance criterion measure determined by the administrator need not be based upon an increase, a positive or improved result, or avoidance of loss.  Prior to the grant, vesting, or payment of the performance award, as the case may be, the administrator will determine whether the performance criteria have been attained and such determination will be conclusive.  If the performance criteria are not attained, no other award will be provided in substitution of the performance award.  The provisions of this paragraph will not apply to an award that consists of a stock option or stock appreciation right that was granted with an exercise price not less than the fair market value of the underlying stock on the date of grant.

Awards

Stock Options.  The administrator may from time to time award stock options to any participant subject to the limitations described above.  Stock options give the holder the right to purchase shares of our common stock within a specified period of time at a specified price and subject to other terms and conditions.  Two types of stock options may be granted under the Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and non-statutory options.  As indicated above, eligibility for ISOs is limited to our employees.  The expiration date of an ISO cannot be more than ten years after the date of the original grant.  The expiration date of a non-statutory option is determined by the discretion of the administrator.  The exercise price of any option granted under the Plan cannot be less than the fair market value of the underlying stock on the date of grant.  The administrator also determines all other terms and conditions related to the exercise of a stock option, including the consideration to be paid, if any, for the grant of the stock options, the time at which stock options may be exercised, and conditions related to the exercise of stock options.

Stock Appreciation Rights.  The administrator may grant stock appreciation rights under the Plan.  A stock appreciation right entitles the holder upon exercise to receive common stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant.

Stock Awards; Deferred Stock.  The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock.  Awards of restricted and unrestricted stock may be made in exchange for past services or other lawful consideration.  Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met.  Other awards under the Plan may also be settled with restricted stock.  The Plan also provides for deferred stock grants entitling the recipient to receive shares of common stock in the future on such conditions as the administrator may specify.

Performance Awards.  The administrator may also make awards subject to the satisfaction of specified performance criteria.  The performance criteria used in connection with a particular performance award will be determined by the administrator.  In the case of performance awards intended to qualify for exemption under Section 162(m), limits and requirements described above under “162(m) Limits and Requirements” will apply.

Dividend Equivalents.  With the exception of stock options and stock appreciation rights, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to an award consistent with an exemption from or, in compliance with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

Non-Transferability.  No award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime an award may be exercised only by the participant; provided, however, that the foregoing does not prohibit any transfer of an award of unrestricted stock or, for periods after restricted stock ceases to be subject to restrictions requiring that it be redeemed or offered for sale to the Company if specified conditions are not satisfied.

Effect, Discontinuance, Cancellation, Amendment, and Termination.  Neither adoption of the Plan nor the grant of awards to a participant shall affect our right to make awards to such participant that are not subject to the Plan, to issue shares to such participant as a bonus or otherwise, or to adopt other plans or compensation arrangements under which shares may be issued.

The administrator may at any time discontinue granting awards under the Plan.  With the consent of the participant, the administrator may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the administrator specifies.  The administrator may, but is not obligated to, at any time amend the Plan or any outstanding award for the purpose of satisfying the requirements of Section 409A or Section 422 of the Code, or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards.  However, except to the extent expressly required by the Plan, no such amendment may adversely affect the rights of any participant (without his or her consent) under any award previously granted, nor may such amendment, without the approval of the shareholders, effectuate a change for which shareholder approval is required under the listing standards of the NYSE or in order for the Plan to continue to qualify for the award of incentive stock options under Section 422 of the Code.

Federal Tax Effects.  The following discussion summarizes the material Federal income tax consequences of the grant and exercise of stock options under the Plan, based on the Federal income tax laws in effect on the date of this proxy statement.  The summary does not purport to be a complete description of Federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-United States taxes.

Incentive Stock Options.  In general, an optionee realizes no taxable income upon the grant of an ISO and does not realize any ordinary income in connection with the exercise of the ISO.  However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee.  With certain exceptions, if a disposition of shares purchased under an ISO occurs within two years from the date of grant or within one year after exercise, the so-called “disqualifying” disposition results in ordinary income to the optionee (and a deduction available to the Company) equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.  Any additional gain recognized on the disposition is treated as a capital gain for which we are not entitled to a deduction.  If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Non-Statutory Options.  In general, a grantee realizes no taxable income at the time of the grant of a non-statutory option, but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.  A corresponding deduction is available to the Company.  Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as a capital gain or loss, long or short-term depending on the period the shares are held, for which we are not entitled to a deduction.

ISOs are treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having an aggregate fair market value (determined as of the date of grant) in excess of $100,000.  In general, ISOs are also treated as non-statutory options to the extent that they are exercised by the optionee more than three months after termination of employment.

Under the so-called “golden parachute” provisions of the Internal Revenue Code, options that are granted or that vest in connection with a change in control of the Company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control in excess of certain limits.  If these limits are exceeded the excess may be subject to an additional 20% Federal tax and may be nondeductible to the Company.

The future benefits or amounts that would be received under the Plan by executive officers, non-management directors, and non-executive officer employees are discretionary and are therefore not determinable at this time.

The foregoing is only a summary of the Amended and Restated Annual Equity Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

The Board recommends a vote FOR the approval of the Amended and Restated Equity Incentive Plan.

Vote Required

The approval of Proposal Number Four requires the affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy at our Annual Meeting.  Votes to abstain and broker non-votes will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will not affect the outcome of the vote on this proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plan as of the end of its last fiscal year:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders (1)	2,471,486	(2)	$16.75	1,257,571
Equity compensation plans not approved by security holders	—		—	—
Total	2,471,486		$16.75	1,257,571

(1)          Represents stock options that are outstanding or that are available for future issuance pursuant to the Carter’s, Inc.’s Amended and Restated Equity Incentive Plan.

(2)          The weighted-average contractual life for all outstanding stock options as of January 1, 2011 was approximately 5.39 years.

PROPOSAL NUMBER FIVE

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED ANNUAL INCENTIVE COMPENSATION PLAN

The Board is asking for shareholder approval of the performance criteria under the Amended and Restated Annual Incentive Compensation Plan, or Annual Incentive Plan.  The purpose of asking our shareholders to approve the performance criteria is to allow certain future equity awards granted under the Annual Incentive Plan to qualify as exempt “performance-based compensation” pursuant to Section 162(m) of the Internal Revenue Tax Code of 1986, as amended, or the Tax Code. To satisfy the performance-based compensation exception, Section 162(m) of the Tax Code requires, among other things, such performance measures be approved by shareholders every five years.

The Board recommends that stockholders approve the Amended and Restated Annual Incentive Compensation Plan to help ensure that future awards granted under the Plan will qualify for exceptions to the deductibility limits under Section 162(m) of the Tax Code.  Section 162(m) limits the deductibility of executive compensation paid by a publicly held company to its Chief Executive Officer and its four other most highly compensated officers to $1,000,000 per individual per calendar year.  This limitation generally does not apply to performance-based compensation under a plan that is approved by stockholders and that meets certain other technical requirements.

The following description summarizes the material features of the Plan but may not contain all of the information you may wish to know.  We encourage you to review the entire text of the Plan, which is attached hereto as Appendix C.  The Plan is not required to be qualified under Section 401 of the Internal Revenue Code of 1986 nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974.

Summary of the Amended and Restated Annual Incentive Compensation Plan

Purpose.  The Plan provides a means of paying incentive compensation to those employees (including those who also serve as officers or directors) in managerial and other important positions whose ability, ingenuity, and industry experience contribute materially to our success.  Pursuant to the Plan, the Compensation Committee establishes performance criteria and grants awards providing for the payment of incentive compensation upon the achievement of such performance criteria.

Participation.  Prior to the beginning of each fiscal year, the Compensation Committee shall designate which employees may participate in the Plan for that year.  The committee may also designate additional employees, who are hired or promoted during the course of each fiscal year, or who otherwise became eligible (as determined by the Compensation Committee) during the course of the fiscal year, as eligible to participate in the Plan.

Effective Date.  The effective date of the Plan if Proposal Number Five is approved, will be May 13, 2011, the date of our Annual Meeting.

Administration.  The Plan is administered by, or under the direction of, the Compensation Committee.  The committee has the exclusive right to interpret and construe the provisions of the Plan.

Section 162(m) Limits and Requirements.  With respect to any award intended to qualify as performance-based for the purposes of Section 162(m) of the Internal Revenue Code of 1986, the committee will exercise its discretion consistent with qualifying such award as performance-based within the meaning of Section 162(m).  With respect to such awards, the committee pre-establishes one or more specific performance criteria no later than 90 days after the start of the period of performance (or at such earlier time as is required to qualify the award as performance-based under Section 162(m)).  The performance criteria serve as a condition to the grant, vesting, or payment of the award, as determined by the committee.  The performance criteria pre-established by the committee will be an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis, or in combinations thereof):  sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings.  A performance criterion measure determined by the committee need not be based upon an increase, a positive or improved result, or avoidance of loss.  Prior to grant, vesting, or payment of the award, as the case may be, the committee determines whether the performance criteria have been attained and such determination is conclusive.  If the performance criteria are not attained, no other award is provided in substitution of the award.  The maximum benefit that may be paid to any person under any awards intended to qualify as performance-based under Section 162(m) in any calendar year is $5,000,000.  Determinations of the committee are conclusive and bind all parties.

Incentive Compensation Awards.  On or before the close of the first quarter of each fiscal year, the Compensation Committee pre-establishes performance criteria that it deems appropriate for determining the aggregate amount of incentive compensation which may be allowed to each of the participants for performance during the forthcoming year.  Generally, if the committee becomes aware of additional facts after the performance criteria are established that would render the application of any or all of the established performance criteria inappropriate, the committee may revise, replace, or waive the performance criteria.  However, with respect to any award made under the Plan that is intended to qualify for the performance-based compensation exception under Section 162(m), as indicated above, the performance criteria pre-established by the committee shall serve as a condition to the grant, vesting, or payment of the award.  If such performance criteria are attained with respect to an award intended to satisfy the performance-based compensation exception under Section 162(m), the committee may retain the discretion to reduce, but not to increase, the amount of the bonus payment actually paid to the award recipient to reflect those individual performance and Company performance considerations that the committee in its sole discretion deems appropriate.

We are not required to segregate any of our assets for the reserve account and the amount is available for our general corporate purposes.  No participant or beneficiary of any participant may assert any right or claim under the Plan against any of our specific assets or our subsidiaries or against the reserve account.

Allocation of Incentive Compensation Awards to Individuals.  As soon as practicable after the end of each fiscal year, the Compensation Committee determines the aggregate amount to be allocated to each participant under the Plan for the preceding year.  In general, each determination takes into account the performance criteria and the recommendation of our Chief Executive Officer.  With respect to any award intended to qualify under the performance-based compensation exception under section 162(m), the committee will certify whether the performance criteria have been attained, and if the performance criteria have not been attained, no payment will be made under the Plan award and no other award will be made in substitution for the Plan award.

Amendment.  The Compensation Committee may, from time to time amend, modify, change, or terminate in whole or in part any or all of the provisions of the Plan.  No such amendment, modification, or change shall reduce the amount then credited to the account of any participant in the reserve account.  If the Plan is terminated and superseded by a new incentive compensation plan having substantially similar provisions, the accounts of participants in the reserve account, may, at the discretion of the committee, be continued in an incentive compensation reserve under such new plan.  If the Plan is terminated and the committee chooses not to continue the accounts of participants in an incentive compensation reserve under a new plan, all amounts credited under the Plan will be distributed to the participants or their beneficiaries as soon as practicable, but in no event later than the 30th day following the date of termination of the Plan.

Amended and Restated Annual Incentive Compensation Plan Benefits.  The future benefits or amounts that would be received under the Amended and Restated Annual Incentive Compensation Plan by executive officers, non-management directors, and non-executive officer employees are discretionary and are therefore not determinable at this time.

The foregoing is only a summary of the Amended and Restated Annual Incentive Compensation Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix C.

The Board recommends a vote FOR the approval of the Company’s Amended and Restated Annual Incentive Compensation Plan.

Vote Required

The approval of Proposal Number Five requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting.  Votes to abstain and broker non-votes will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will not affect the outcome of the vote on this proposal.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

The Company has a written policy that requires all transactions with related persons be reviewed by our Chief Financial Officer, and all such transactions involving more than $10,000 be reviewed with and approved by our Audit Committee.  Our Chief Financial Officer annually reviews all transactions with related persons with our Audit Committee.

There were no such transactions during fiscal 2010.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s accounting, auditing, and financial reporting process on behalf of the Board.  Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process.  PwC, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements for the fiscal year ended January 1, 2011 and PwC’s evaluation of the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee has discussed with PwC the matters that are required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC PwC’s independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the fiscal year ended January 1, 2011 be included in our Annual Report on Form 10-K for fiscal 2010 for filing with the SEC.

Submitted by the Audit Committee

Mr. David Pulver, Chairman
Ms. Amy Woods Brinkley
Mr. William J. Montgoris
Mr. Thomas E. Whiddon

PROPOSAL NUMBER SIX

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PwC to serve as the Company’s independent registered public accounting firm for fiscal 2011.  The Board is submitting the appointment of PwC as the Company’s independent registered public accounting firm for shareholder ratification.  The Board recommends that shareholders ratify this appointment at the Annual Meeting.  Shareholder ratification of the appointment of PwC is not required by law or otherwise.  The Board is submitting this matter to shareholders for ratification because the Board believes it to be a good corporate practice.  If the shareholders do not ratify the appointment, the Audit Committee may reconsider whether or not to retain PwC.  Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if, in its discretion, it determines that such a change would be in the Company’s best interest and that of the Company’s shareholders.  A representative of PwC is expected to attend the Annual Meeting, and he or she will have the opportunity to make a statement and be available to respond to appropriate questions.  For additional information regarding the Company’s relationship with PwC, please refer to the Audit Committee Report above.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PwC.  The Audit Committee has pre-approved the use of PwC for specific types of services that fall within categories of non-audit services, including various tax services.  The Audit Committee receives regular updates as to the fees associated with the services that are subject to pre-approval.  Services that do not fall within a pre-approved category require specific consideration and pre-approval by the Audit Committee.

The aggregate fees that the Company incurred for professional services rendered by PwC for fiscal years 2010 and 2009 were as follows:

	2010	2009

Audit Fees	$967,000	$1,646,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	3,000	3,000
Total Fees	$970,000	$1,649,000

•       Audit Fees for fiscal years 2010 and 2009 were for professional services rendered for the integrated audit of the consolidated financial statements and internal control over financial reporting of the Company, other auditing procedures related to the adoption of new accounting pronouncements and review of other significant transactions, and related out-of-pocket expenses.  The audit fees for fiscal year 2009 also included fees for assurance services related to the restatement of the Company’s financial statements.

•       All Other Fees for fiscal years 2010 and 2009 consisted of software license fees.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Vote Required

The approval of Proposal Number Six requires the affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy at our Annual Meeting.  Votes to abstain and broker non-votes will be counted toward a quorum, but will not count as votes “for” or “against” the Proposal.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting, other than the items referred to above.  If any other matter is properly brought before the Annual Meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

APPENDIX A

2010 RETAIL SURVEY PARTICIPANT LIST

7-Eleven, Inc.

Abercrombie & Fitch Co.

Ace Hardware Corporation

Advance Auto Parts, Inc.

Aeropostale, Inc.

Ahold USA - Stop & Shop

Alex Lee, Inc.

Amazon.com

American Eagle Outfitters Inc.

The Andersons, Inc.

Ann Taylor Stores Corporation

Apple Inc.

AutoZone, Inc.

Bebe Stores, Inc.

Belk, Inc.

Best Buy Co., Inc.

Big Lots, Inc.

The Bon-Ton Stores, Inc.

Borders Group

Cabela’s Incorporated

CarMax, Inc.

Carter’s, Inc.

Charlotte Russe Holding, Inc.

Coldwater Creek Inc.

Cracker Barrel Old Country Store, Inc. (CBRL Group - Retail)

Charming Shoppes, Inc.

Chico’s FAS, Inc.

The Children’s Place Retail Stores, Inc.

Coach, Inc.

Collective Brands, Inc.

Costco Wholesale Corporation

Crate & Barrel

CVS/Caremark Corporation

Dick’s Sporting Goods, Inc.

Dollar General Corporation

Dollar Tree, Inc.

DSW Inc.

Express, Inc.

Family Dollar Stores, Inc.

FedEx Corporation

Foot Locker, Inc.

Gap Inc.

General Nutrition Centers, Inc.

GSI Commerce

The Gymboree Corporation

Hallmark Cards, Inc. - Retail

Harris Teeter, Inc.

Helzberg Diamonds Shop, Inc.

HHGregg, Inc.

The Home Depot, Inc.

Hot Topic, Inc.

J. C. Penney Company, Inc.

J. Crew Group, Inc.

America’s Collectibles Network, Inc. (Jewelry Television)

Kenneth Cole Productions, Inc.

Knowledge Learning Corporation

Kohl’s Corporation

L.L. Bean, Inc.

Limited Brands, Inc.

Limited Stores, LLC

Liz Claiborne Inc.

Lord & Taylor Incorporated

Lowe’s Companies, Inc.

Macy’s, Inc.

Maidenform Brands, Inc.

Meijer, Inc.

Michaels Stores, Inc.

Neiman Marcus, Inc.

New York & Company, Inc.

Nordstrom, Inc.

Office Depot, Inc.

OfficeMax Incorporated

The Pantry, Inc.

Petco Animal Supplies, Inc.

Polo Ralph Lauren Corporation

PetSmart, Inc.

Phillips-Van Heusen Corporation

Pier 1 Imports, Inc.

QVC, Inc.

Recreational Equipment, Inc.

Restoration Hardware, Inc.

Ross Stores, Inc.

Rue21, Inc.

Safeway, Inc.

Saks Incorporated

Sears Holding Corporation

Shopko Stores Operating Co., Inc.

Sonic Automotive, Inc.

The Sports Authority, Inc.

Stage Stores, Inc.

Staples, Inc.

Supervalu Inc.

The Talbot’s, Inc.

Target Corporation

TJX Companies, Inc.

Toys ‘R’ Us, Inc.

Tractor Supply Company

Tween Brands, Inc.

Ulta Salon, Cosmetics & Fragrance, Inc.

VF Corporation

Wawa, Inc.

Wal-Mart Stores, Inc.

Williams-Sonoma, Inc.

Zale Corporation

A-1

APPENDIX B

CARTER’S, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

1.                                      Definitions.

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.                                      Purpose.

The purpose of this amended and restated Plan is to advance the interests of the Company by enhancing the ability of the Company and its subsidiaries to attract and retain able Employees and Directors; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests of the Company and its subsidiaries by providing for the grant to Participants of Stock-based incentive Awards.

3.                                      Administration.

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), of the Code, the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.                                      Effective Date and Term of Plan.

The Plan was originally adopted on August 15, 2001 and was approved by shareholders on August 15, 2001. The Plan was amended, restated and renamed on October 10, 2003, and approved by shareholders on October 10, 2003, prior to the Company’s initial public offering, and subsequently at the Company’s 2004 annual meeting of shareholders on May 14, 2004. The Plan was further amended and restated and subsequently approved by shareholders at the Company’s 2005 annual meeting of shareholders on May 12, 2005. The Plan was then further amended and restated and subsequently approved by shareholders at the Company’s 2009 annual meeting of shareholders on May 14, 2009.  The provisions of this amendment and restatement of the Plan, including without limitation the increase in the number of shares available to be delivered under Awards, shall become effective on the date on which this amendment and restatement is approved by the shareholders of the Company. Except as hereinafter provided, any Award made prior to shareholder approval of the amendment and restatement set forth herein shall be subject to the terms of the Plan as in effect prior to such amendment and restatement. Notwithstanding the foregoing, an Award may be made under the terms of this amendment and restatement of the Plan but prior to shareholder approval of such amendment and restatement if the Award is conditioned upon such approval.

No ISOs may be granted under the Plan after August 15, 2011, except that only with respect to the 3,725,000 new shares of Stock that are approved by the shareholders of the Company on the effective date of this amendment and restatement, ISOs may be granted by the Company until May 13, 2021.

5.                                      Shares Subject to the Plan.

(a)                                  Number of Shares.  The aggregate maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 15,778,392, of which                        shares of stock may be delivered in satisfaction of any new Awards granted after the date this amendment and restatement is approved by the shareholders of the Company.  Any shares of Stock granted in connection with Options and SARs shall be counted against this limit as one share of Stock for every one share subject to the Option or SAR. Any shares of Stock granted in connection with Awards other than Options and SARs shall be counted against this limit as 1.46  shares of Stock for every one share of stock subject to the underlying Award.  With respect to SARs, if a SAR is exercised the number of shares of stock deemed to have been issued under the Plan shall be the aggregate number of shares subject to the SAR and not just by the number of shares actually delivered upon exercise of the SAR. For the avoidance of doubt, if any Award granted under the Plan terminates without having been exercised in full, or is otherwise forfeited in whole or in part, or upon exercise is satisfied other than by delivery of Stock, the number of shares of

Stock as to which such Award was not exercised shall be available for future grants. If shares of Stock are withheld from an Award in order to satisfy a Participant’s tax withholding obligations with respect to such Award pursuant to Section 7(a)(iv) of the Plan, the number of shares of Stock deemed to have been issued under the Plan shall be the number of shares of Stock that were subject to the Award or portion thereof so exercised or settled and not the net number of shares of Stock actually issued upon the exercise or settlement.

(b)                                 Shares to be Delivered.  Stock delivered under the Plan shall be authorized but unissued Stock, or if the Administrator so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

(c)                                  Section 162(m) Limits.  The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 1,000,000. The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars).  The Plan and Awards hereunder made to Covered Employees (as such term is defined in Section 162(m)) are intended to satisfy Section 162(m) and shall be construed in accordance with that intention.

6.                                      Eligibility and Participation.

Persons eligible to receive Awards under the Plan shall be such Employees and Directors selected by the Administrator. Eligibility for ISOs is limited to Employees of the Company or of a “parent corporation” or a “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

7.                                      Terms and Conditions of Awards.

(a)                                  All Awards.

(i)                                     Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein.

(ii)                                  Transferability.  No Award may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award may be exercised only by him or her; provided, however, that the foregoing provisions shall not prohibit the transfer of an Award of Unrestricted Stock or, for periods after Restricted Stock ceases to be subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied, Restricted Stock.

(iii)                               Vesting, Etc.  An Award will vest or become exercisable at such time or times and upon such conditions as the Administrator shall specify. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of all or any part of an Award.

(iv)                              Taxes.  The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock (which in the case of Stock acquired from the Company shall have been owned by the Participant for such minimum time, if any, as the Administrator may determine) in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(v)                                 Dividend Equivalents, Etc.  With the exception of Stock Options and SARs, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.  Any entitlement to dividend equivalents or similar entitlements shall be established and administered either consistent with an exemption from or, in compliance with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  In addition, any amounts payable in respect of Restricted Stock may be subject to such limits or restrictions as the Administrator may impose.

(vi)                              Section 162(m).  Except as hereinafter provided, this Section 7(a)(vi) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m). In the case of any Performance Award to which this Section 7(a)(vi) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the Performance Award, as determined by the Administrator. Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the Performance Award.  No Performance Award to which this Section 7 (a)(vi) applies may be granted after the first meeting of the stockholders of the Company held in 2016 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(b)                                 Awards Requiring Exercise.

(i)                                     Time and Manner of Exercise of Awards.  Any exercise of an Award shall be in writing, signed by the proper person and furnished to the Company, accompanied by (A) such documents as may be required by the Administrator and (B) payment in full as specified below. A Stock Option shall be exercisable during such period or periods as the Administrator may specify. The latest date on which a Stock Option or SAR may be exercised shall be the Expiration Date.

(ii)                                  Exercise Price.  The Exercise Price shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value at the time the Stock Option or SAR is granted; nor shall the Exercise Price be less, in the case of an original issue of authorized stock, than par value. No such Award, once granted, may be re-priced (which includes (i) a lowering of the Exercise Price, (ii) the cancellation of an outstanding Stock Option or SAR accompanied by the grant of a replacement Award of the same or a different type and (iii) the cancellation of a Stock Option or SAR whose Exercise Price is greater than the Fair Market Value of such Award accompanied by the payment of cash to the Participant) other than in accordance with the applicable shareholder approval requirements of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s stock then are listed).  In no event shall the Exercise Price of an ISO granted to a ten-percent shareholder be less than 110% of the Fair Market Value at the time the Stock Option is awarded. For this purpose, “ten-percent shareholder” shall mean any Participant who at the time of grant owns directly, or by reason of the attribution rules set forth in Section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

(iii)                               Term.  The Administrator shall determine the term of each Stock Option and SAR, provided that in no event shall such term extend beyond the Expiration Date.

(iv)                              Payment of Exercise Price.  Stock purchased upon exercise of a Stock Option under the Plan shall be paid for as follows: (i) in cash, by check acceptable to the Administrator (determined in accordance with such guidelines as the Administrator may prescribe), or by money order payable to the order of the Company, or (ii) if so permitted by the Administrator, (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months unless the Administrator approves a shorter period) having a Fair Market Value on the last business day preceding the date of exercise equal to the exercise price, (B) through a broker-assisted exercise program acceptable to the Administrator, (C) by other means acceptable to the administrator or (D) by any combination of the foregoing permissible forms of payment; provided, that if the Stock delivered upon exercise of the Stock Option is an original issue of authorized Stock, at least so much of the Exercise Price as represents the par value of such Stock shall be paid other than with a personal check of the person exercising the Stock Option.

(v)                                 Delivery of Stock.  A Participant shall not have the rights of a shareholder with regard to Awards under the Plan except as to Stock actually received by him or her under the Plan.

The Company shall not be obligated to deliver any shares of Stock under the Plan (i) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. Without limiting the generality of the foregoing, if the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

If an Award is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Award has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Administrator shall be under no obligation to deliver Stock pursuant to exercise until the Administrator is satisfied as to the authority of the person or persons exercising the Award.

(vi)                              ISOs.  In the case of an ISO, the Administrator may require as a condition of exercise that the Participant exercising the ISO agree to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise of the ISO.

(c)                                  Awards Not Requiring Exercise.

Awards of Restricted Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.

(d)                                 Section 409A.

Notwithstanding any other provision hereunder, this Plan and all payments hereunder are intended to comply with the requirements of Section 409A, including transition relief and exemptive provisions thereunder, and shall be construed and administered accordingly.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code.

8.                                      Effect of Certain Transactions.

(a)                                  Mergers, Etc.

Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity the following rules shall apply:

(i)                                     Awards Other Than Stock Options.

(A)                              The Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefore, by the acquirer or survivor or an affiliate of the acquirer or survivor, in each case on such terms and subject to such conditions as the Administrator determines.

(B)                                In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each SAR and other Award requiring exercise (other than Stock Options) will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Deferred Stock will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction, provided, that the Administrator may not exercise its discretion under this Section 8(a)(i)(B) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(C)                                In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan, and, for the avoidance of doubt, in the absence of any such action by the Administrator, all forfeiture and transfer restrictions will lapse.

(ii)                                  Stock Options.

(A)                              Subject to paragraph 8(a)(ii)(B) below, all outstanding Stock Options will cease to be exercisable and will be forfeited (after any payment or other consideration deemed equitable by the Administrator for the termination of any vested portion of any Award is made), as of the effective time of the Covered Transaction; provided, that the Administrator may in its sole discretion on or prior to the effective date of the Covered Transaction, (1) make any outstanding Stock Options exercisable in part or in full, (2) remove any performance or other conditions or restrictions on any Stock Options, and/or (3) in the event of a Covered Transaction under the terms of which holders of the Stock of the Company will receive upon consummation thereof a payment (whether cash, non-cash or a combination of the foregoing) for each share of such Stock surrendered in the Covered Transaction, make or provide for a payment (whether cash, non-cash or a combination of the foregoing) to the Participant equal to the difference between (A) the Fair Market Value times the number of shares of Stock subject to outstanding Stock Options (to the extent then exercisable at prices not in excess of the Fair Market Value) and (B) the aggregate Exercise Price of all such outstanding Stock Options in exchange for the termination of such Stock Options.

(B)                                With respect to an outstanding Stock Option held by a Participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or an affiliate of such an entity, the Administrator may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in paragraph 8(a)(ii)(A) above, arrange to have such surviving or acquiring entity or affiliate assume any Stock Option held by such Participant outstanding hereunder or grant a replacement award which, in the judgment of the Administrator, is substantially equivalent to any Stock Option being replaced.

(iii)                               The Administrator may grant Awards under the Plan in substitution for awards held by Employees and Directors of another corporation who concurrently become Employees or Directors of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

(b)                                 Changes in and Distributions with Respect to the Stock.

(i)                                     Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 5(a) and to the maximum share limits described in Section 5(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any Exercise Prices relating to Awards and any other provision of Awards affected by such change, whose determination will be binding on all persons.

(ii)                                  Certain Other Adjustments.  To the extent consistent with qualification of ISOs under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Administrator may also make adjustments of the type described in paragraph (i) above to take into account distributions to shareholders other than those provided for in Section 8(a) and 8(b)(i), material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 8(a)), acquisition of stock or property, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

9.                                      Termination of Employment.

In the case of any Award, the Administrator may, through agreement with the Participant, (including, without limitation, any shareholder agreement of the Company to which the Participant is a party) resolution, or otherwise, provide for post-termination exercise provisions different from those expressly set forth in this Section 9, including without limitation the vesting immediately prior to termination of all or any portion of an Award not otherwise vested prior to termination, and terms allowing a later exercise by a former employee or director (or, in the case of a former employee or director who is deceased, the person or persons to whom the Award is transferred by will or the laws of descent and distribution) as to all or any portion of the Award not exercisable immediately prior to termination of Employment, but in no case may an Award be exercised after the Expiration Date. If the Administrator does not otherwise provide for such provisions and if a Participant’s Employment terminates prior to the Expiration Date (including by reason of death) the following provisions shall apply:

(a)                                  All Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant’s Employment that are not vested immediately prior to the cessation of Employment shall automatically terminate upon such cessation of Employment.

(b)                                 To the extent vested immediately prior to cessation of Employment, the Stock Option or SAR shall continue to be vested and shall be exercisable thereafter during the period prior to the Expiration Date for 60 days following such cessation (120 days in the event that a Participant’s service terminates by reason of death); provided, however, that if the Participant’s Employment is terminated “for Cause” as defined herein, all unvested or unexercised Awards shall terminate immediately.

(c)                                  Except as otherwise provided in an Award, after completion of the exercise period described in paragraph (b) above, the Awards described in paragraph (b) above shall terminate to the extent not previously exercised, expired, or terminated.

No Award requiring exercise shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.

10.                               Employment Rights.

Neither the adoption of the Plan nor the grant of Awards shall confer upon any Participant any right to continue as an Employee or Director of the Company or any subsidiary or affect in any way the right of the Company or a subsidiary to terminate the Participant’s relationship at any time. Except as specifically provided by the Administrator in any particular case, the loss of existing or potential profit on Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

11.                               Effect, Discontinuance, Cancellation, Amendment, and Termination.

Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company’s right to make awards to such Participant that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or compensation arrangements under which Stock may be issued.

The Administrator may at any time discontinue granting Awards under the Plan. With the consent of the Participant, the Administrator may at any time, subject to the limitations of the second sentence of Section 7(b)(ii), cancel an existing Award in whole or in part and grant another Award for such number of shares as the Administrator specifies. The Administrator may, but shall not be obligated to, at any time or times amend the Plan or any outstanding Award for the purpose of satisfying the requirements of Sections 409A and 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that except to the extent expressly required by the Plan, no such amendment shall adversely affect the rights of any Participant (without his or her consent) under any Award previously granted, nor shall such amendment, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required under the listing standards of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s Stock then are listed) or in order for the Plan to continue to qualify for the Award of incentive stock options under Section 422 of the Code.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The committee of the Board, consisting of two or more Directors, all of whom shall be “non-employee Directors” within the meaning of Rule 16b-3 under the 1934 Act and “outside Directors” within the meaning of Section 162(m). In addition, membership of the committee shall satisfy such independence or other requirements as may be imposed by the rules of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s Stock then are listed). The Administrator may delegate ministerial tasks to such persons as it deems appropriate.

“Affiliate”:  Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”:  Any or a combination of the following:

(i)                                     Stock Options;

(ii)                                  SARs;

(iii)                               Restricted Stock;

(iv)                              Unrestricted Stock;

(v)                                 Deferred Stock; and

(vi)                              Performance Awards.

“Board”:  The Board of Directors of the Company.

“Cause”:  The Board’s determination, in its reasonable judgment, that any one or more of the following has occurred:

(i)                                     the Participant shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;

(ii)                                  the Participant shall have committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty;

(iii)                               the Participant shall have breached in any material respect any of the provisions of any agreement between the Participant and the Company or an Affiliate;

(iv)                              the Participant shall have engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the Company’s normal business activities; or

(v)                                 the Participant shall have willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Participant or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

“Code”:  The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”:  Carter’s, Inc., a Delaware corporation.

“Covered Transaction”:  Any of (i) a consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding voting stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall have deemed to have occurred upon the consummation of the tender offer.

“Deferred Stock”:  An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.

“Employee”:  Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 6 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Exercise Price”:  The price at which a share of Stock may be purchased under a Stock Option or the value an increase above which may allow Stock to be purchased under a SAR.

“Expiration Date”:  In the case of an Award requiring exercise, the date which is ten years (five years in the case of an ISO granted to a “ten percent shareholder” as defined in Section 7(b)(ii)) from the date the Award was granted or such earlier date as may be specified by the Administrator at the time the Award is granted.

“Fair Market Value”:  The value of one share of Stock, determined as follows:

(i)                                     if the Stock is listed on a national securities exchange (such as the New York Stock Exchange) or is quoted on The NASDAQ Stock Market (“NASDAQ”), the closing price of a share of Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

(ii)                                  if the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for a share of the Stock on the relevant date (or, if such date is not a business day or a day on which the quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent date for which such quotations are reported; and

(iii)                               if, on the relevant date, the Stock is not publicly traded or reported as described in (i) or (ii) above, the value determined in good faith in accordance with such reasonable valuation method as the Administrator may determine.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”:  A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“Plan”:  The Carter’s, Inc. Amended and Restated Equity Incentive Plan, from time to time amended and in effect.

“Restricted Stock”:  An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Section 162(m)”:  Section 162(m) of the Code.

“SARs”:  Rights entitling the holder upon exercise to receive Stock equal in value to the excess of the Fair Market Value of the shares of Stock subject to the right over the Fair Market Value of such shares of Stock on the date of grant.

“Securities Act”:  The Securities Act of 1933, as amended.

“Stock”:  Common Stock of the Company, par value $.01 per share.

“Stock Options”:  Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Unrestricted Stock”:  An Award of Stock not subject to any restrictions under the Plan.

APPENDIX C

CARTER’S, INC.

AMENDED AND RESTATED

ANNUAL INCENTIVE COMPENSATION PLAN

Section 1.                                          Purpose of the Plan

The purpose of the Plan is to provide a means of paying incentive compensation to those Employees (including Employees who may also be officers and directors) in managerial and other important positions who contribute materially to the success of the business of the Company by their ability, ingenuity and industry and to reward such contributions by permitting such Employees to share in the results of such success.  To accomplish these objectives the Plan provides for the Committee to grant awards providing for the payment of incentive compensation upon the achievement of certain Performance Criteria, and to establish, in good faith, such Performance Criteria.  After such Performance Criteria are so fixed an Incentive Compensation Reserve is to be established.  Such reserve shall be credited monthly with the total amount of incentive compensation based upon the Performance Criteria established by the Committee and all payments of incentive compensation which may be made to such Employees in satisfaction of awards granted hereunder shall be made from such reserve.

Section 2.                                          Definitions

As used herein the following words and phrases shall have the following meanings:

(a)                                  “Board of Directors” shall mean the Board of Directors of Carter’s, Inc.

(b)                                 “Cause” shall mean (a) in the case of any Employee who is a party to an Employment Agreement that defines “cause,” “cause” as is defined in such Employment Agreement or (b) in the case of any other Employee (i) conviction of an Employee for a felony, or the entry by an Employee of a plea of guilty or of nolo contendere to a felony; or (ii) a willful and material failure on the part of any Employee to perform his duties assigned to him by the Company, which failure is materially injurious to the Company, where the Company has sustained the burden of proving by a preponderance of the evidence that such breach occurred and that such breach was materially injurious to the Company; or (iii) the commission of an act of fraud involving dishonesty which is materially injurious to the Company, where the Company has sustained the burden of proving by a preponderance of the evidence that such act of fraud occurred and that such act of fraud was materially injurious to the Company.

(c)                                  “Committee” shall mean the Compensation Committee of the Board of Directors or, if the Board of Directors has not appointed a Compensation Committee, any other committee of the Board of Directors as established by the Board of Directors.  The Committee may delegate ministerial tasks to such persons as it deems appropriate.

(d)                                 “Company” shall mean Carter’s, Inc, and its respective successors.

(e)                                  “Employee” shall mean any person, including any officer, who is regularly employed by the Company or a Subsidiary at any time during the year on a salaried basis.  Any person who serves the Company or a Subsidiary solely as a director shall not be considered an Employee.

(f)                                    “Employment Agreement” shall mean a written employment agreement between an Employee and the Company or a Subsidiary as in effect at the relevant time.

(g)                                 “Incentive Compensation Reserve” shall mean an account established and maintained on the books of the Company to which there shall be credited for each year the amounts of incentive compensation which may be payable to Participants under the Plan, which account shall be credited monthly pursuant to the terms of the Plan.

(h)                                 “Independent Auditors” shall mean, with respect to any year, the independent auditors who have been authorized by the Board of Directors to audit the financials of the Company for that year.

(i)                                     “Participant” shall mean an Employee who has become a participant pursuant to the provisions of Section 3 of the Plan and is therefore eligible for an award hereunder.

(j)                                     “Plan” shall mean this Amended and Restated Annual Incentive Compensation Plan in its entirety, including any amendments thereto as herein permitted.

(k)                                  “Performance Criteria” shall mean specified criteria, goals, standards or formulas the satisfaction of which is a condition for the grant, vesting or payment of an award. For purposes of awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, without regard to the provisions of Treas. Regs. § 1.162-27(f), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.  A Performance Criterion measure and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss.

(l)                                     “Subsidiary” shall mean a corporation, foreign or domestic, a majority of the voting stock of which is owned or controlled, directly or indirectly by the Company.

Section 3.                                          Participants

3.1.                              The Committee in its sole discretion shall, prior to the first day of each fiscal year, designate which Employees shall become Participants for such fiscal year. In addition, in the event that (a) an Employee is hired into or promoted into a position during a fiscal year and the Committee, in its sole discretion, has designated that Employees in such position shall become Participants for such fiscal year, or (b) the Committee designates one or more Employees as eligible to become Participants during a fiscal year, such Employees shall become Participants on the date of such event. The Committee may prorate any award to a Participant described in the preceding sentence to the extent that the Committee deems necessary or desirable.

Section 4.                                          Incentive Compensation Awards

4.1.                              On or before the close of the first quarter of each fiscal year, the Committee shall establish such Performance Criteria (including goals, standards and formula or combinations thereof) as it deems appropriate for determining the aggregate amount of incentive compensation which may be allowed to each of the Participants in respect to the forthcoming year and shall notify each Participant of the Performance Criteria so established. If, subsequent to the establishment of Performance Criteria, the Committee becomes aware of additional facts, extraordinary circumstances or changes in accounting principles which would render application of any or all of the established Performance Criteria inappropriate to the accomplishment of the purposes of the Plan, the Committee may revise the established Performance Criteria, establish new Performance Criteria or waive the applicability of some or all of the Performance Criteria, as the Committee, in its sole discretion, sees fit.

4.2.                              The aggregate amount of incentive compensation to be credited to the Incentive Compensation Reserve for each year shall be the sum of total amounts attainable by Participants as awards under Plan Performance Criteria established by the Committee pursuant to Section 4.1.

Section 5.                                          Allocation of Incentive Compensation Awards to Individuals

5.1.                              As soon as practicable after the end of each fiscal year, the Committee shall in good faith determine in its sole discretion the aggregate amount to be allocated to each Participant under the Plan for the preceding year.  Each such determination shall take into account the Performance Criteria established pursuant to Section 4.1 and the recommendation of the chief executive officer of the Company.  In the event that part or all of the aggregate amount of incentive compensation credited to the Incentive Compensation Reserve is not allocated to individual Participants’ accounts, such unallocated amounts shall be released from the Incentive Compensation Reserve and shall become part of the general funds of the Company.

Section 6.                                          Payment of Incentive Compensation

6.1.                              The total amount allocated and credited to an individual Participant’s account pursuant to Section 5.1 shall be known as the Participant’s “Incentive Share.”  A Participant’s Incentive Share shall be paid to the Participant in cash as soon as practicable after the Committee’s actions pursuant to Section 5.1, but in no event later than March 15 (or, if later, within 15 days following the issuance of the Company’s audited financial statements) of the year following the year in respect of which such allocation is made, but in no event later than December 31 of the year in which such allocation is made.

6.2.                              If the employment of a Participant is terminated by the Company (or any of its Subsidiaries) or the Participant for any reason, the amount of the incentive compensation, if any, which may be awarded to such Participant for the year of termination will be determined by the Committee in its sole discretion and the Committee may or may not take into account the Performance Criteria established pursuant to Section 4.1.

6.3.                              If an individual is employed during the year and is designated as a Participant for the remainder of the year, such Participant shall be entitled to the amount of incentive compensation, if any, which the Committee in its sole discretion may determine; provided that in no event shall any Participant’s Incentive Share be reduced in connection with the adding of additional Participants during any year.

Section 7.                                          Incentive Compensation Reserve

7.1.                              The Company shall establish on its books an account known as the Incentive Compensation Reserve to which there shall be credited for each year the amounts of incentive compensation payable to Participants. The Company shall not be required to segregate any of its assets for the Incentive Compensation Reserve and the amount shall be available for the general corporate purposes of the Company. No Participant or beneficiary of any Participant may assert any right or claim under the Plan against any specific assets of the Company or its Subsidiaries or the Incentive Compensation Reserve as such.

7.2.                              Subject to Section 7.1, amounts credited to a Participant’s account in the Incentive Compensation Reserve shall be paid to the Participant in cash as soon as practicable, but in no event later than March 15 (or, if later, within 15 days following the issuance of the Company’s audited financial statement) of the year following the year in respect of which such credit is made, but in no event later than December 31 of the year in which such credit is made.

7.3.                              A Participant shall have the right to designate one or more beneficiaries to receive any amounts payable to such Participant under the Plan in the event of such Participant’s death. Such designations shall be in writing, signed by the Participant and filed with the Secretary of the Company on a form acceptable to the Company.  Any such designation may be changed or revoked by the Participant at any time prior to death by written notice filed with the Secretary of the Company. If no designated beneficiary survives the Participant or if the Participant fails to designate a beneficiary, payments hereunder shall be made to the estate of the Participant.  If a beneficiary survives a Participant but dies prior to receiving all amounts payable from Participant’s account, payments hereunder shall be made to the estate of such beneficiary.

Section 8.                                          Amendment

8.1.                              The Committee may from time to time amend, modify, change or terminate in whole or in part any or all of the provisions of the Plan. No such amendment, modification or change shall have the effect of reducing the amount then credited to the account of any Participant in the Incentive Compensation Reserve.  If the Plan is terminated and superseded by a new incentive compensation plan having substantially similar provisions, the accounts of Participants in the Incentive Compensation Reserve, may, at the discretion of the Committee, be continued in an incentive compensation reserve under such new plan; in such event, all amounts credited under the Plan shall be distributed at such times and in such manner as if the Plan had remained in effect, provided however, that the Committee may, in its discretion, direct that such distributions be made at any earlier date.  If the Plan is terminated and the Committee does not elect to continue the accounts of Participants in an incentive compensation reserve under a new incentive compensation plan, all amounts credited under the Plan shall be distributed to the Participants or their beneficiaries as soon as practicable, but in no event later than the 30th day following the date of termination of the Plan.

Section 9.                                          Effective Date

9.1.                              The Plan was originally adopted on February 10, 1989. The Plan was amended and restated effective with respect to the fiscal year beginning December 29, 2002.  The Plan was further amended and restated and subsequently approved by the shareholders at the Company’s 2006’s annual meeting of shareholders on May 11, 2006.  The provisions of this amendment and restatement of the Plan, including, without limitation, Section 12, shall become effective on the date on which this amendment and restatement is approved by the shareholders of the Company.

Section 10.                                   Miscellaneous

10.1.                        No payment under the Plan shall be subject to anticipation, alienation, transfer or assignment and any attempt to anticipate, alienate, transfer or assign the same shall be void.

10.2.                        The Plan shall not constitute an exclusive method of providing incentive or other additional compensation to Employees, nor shall it impair or limit the right of the Company to fix and to change from time to time the basic compensation payable to any Employee.

10.3.                        Participation in the Plan shall not confer upon the Participant any right to continue in the employ of the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment of the Participant with or without Cause.

Section 11.                                   Administration

11.1.                        The Plan shall be administered by, or under the direction of, the Committee. The Committee shall have the exclusive right to interpret and construe the provisions of the Plan and any construction or interpretation adopted by the Committee shall be conclusive and binding on the Participants and their beneficiaries.  With respect to an award to which Section 12 applies, the Committee will exercise its discretion consistent with qualifying such award as performance-based within the meaning of Section 162(m) of the Code.

11.2.                        Any determination of EBITDA, net income or other financial results which may serve as Performance Criteria for the determination of awards and any determinations regarding the status of the Incentive Compensation Reserve made by the officers of the Company having responsibility for financial reporting and internal auditing procedures shall be subject to review and approval by the Committee after consultation, if deemed appropriate by the Committee, with the Independent Auditors.

Section 12.                                   Code Section 162(m)

Except as hereinafter provided and notwithstanding any other provision of the Plan, this Section 12 applies to any award intended to qualify as performance-based for the purposes of Section 162(m) of the Code. In the case of any award to which this Section 12 applies, the Plan and such award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for such exception.  In the case of any award to which this Section 12 applies, the term “Committee” shall mean a committee of the Board, consisting of two or more Directors, all of whom shall be “outside directors” within the meaning of Section 162(m) of the Code.  With respect to such awards, the Committee will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the award as performance-based under Section 162(m) of the Code).  The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the award, as determined by the Committee.  Prior to grant, vesting or payment of the award, as the case may be, the Committee will certify whether the Performance Criteria have been attained and such determination will be final and conclusive.  If the Performance Criteria with respect to the award are not attained, no other award will be provided in substitution of the award.  The maximum benefit that may be paid to any person under any awards to which this Section 12 applies in any calendar year will be $5,000,000.  The provisions of this Section 12 shall not apply to any award to which the provisions of Treas. Regs. § 1.162-27(f) apply if made during the period to which such provisions apply, as determined by the Committee in its sole discretion.

Invitation to Carter’s, Inc.

2011 Annual Meeting of Shareholders

Carter’s, Inc. will conduct its Annual Meeting of Shareholders on Friday, May 13, 2011, at 8:00 a.m.  The meeting will be held at our offices located at 1170 Peachtree Street NE, 6th Floor, Atlanta, Georgia 30309.

You are cordially invited to join us for refreshments prior to the Annual Meeting, beginning at 7:30 a.m.  The meeting will convene promptly at 8:00 a.m.

In order to expedite your entrance into the meeting, please present this invitation at the registration desk.  Invitations or proof of stock ownership as of the record date of March 25, 2011 will be required to enter the meeting.  Photo identification is also required for admission.

We look forward to your participation.

Important Notice Regarding Internet Availability of the Annual Report and Proxy Materials for the Annual Meeting:

Combined document containing Proxy Materials and Annual Report is available at www.proxyvote.com.

PROXY

CARTER’S, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARTER’S, INC.

ANNUAL MEETING OF SHAREHOLDERS - MAY 13, 2011

The undersigned hereby appoints Michael D. Casey and Brendan M. Gibbons as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Carter’s, Inc. to be held on May 13, 2011, and at any and all adjournments thereof.

The proxies will vote as directed by the shareholder on this proxy card.  If this proxy card is signed and returned but does not provide specific direction with respect to a voting item, this proxy will be voted with respect to such item as recommended by the Board of Directors.  The proxies will vote, in their discretion, upon such other business as may properly come before the meeting and any and all adjournments thereof.

Your vote on the election of Class II Directors, compensation paid to the Company’s named executive officers, frequency of an advisory vote on compensation paid to the Company’s named executive officers, approval of the Amended and Restated Equity Incentive Plan, approval of the Amended and Restated Annual Incentive Compensation Plan, and ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2011 may be specified on the reverse side of this card.

(Continued and to be signed on the reverse side)

1170 PEACHTREE STREET NE

SUITE 900

ATLANTA, GEORGIA 30309

VOTE BY INTERNET www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2011. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Carter’s, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER MATERIALS

If you would like to reduce Carter’s costs and the environmental impact of mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting using the Internet and, when prompted, indicate that you agree to receive, or access, shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M23795-P93949	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARTER’S, INC.

			For All	Withhold All	For All Except
Vote on Election of Directors
1.	Election of Class II Directors:
	Nominees:		☐	☐	☐
01) Amy Woods Brinkley
02) Michael D. Casey
03) A. Bruce Cleverly
04) Jevin S. Eagle

The Board of Directors recommends a vote FOR the election of the Class II Nominees.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on the compensation of the Company’s named executive officers			For	Against	Abstain
2.	Advisory vote on executive compensation.
The Board of Directors recommends a vote FOR the approval of executive compensation.			☐	☐	☐

Vote on the frequency of an advisory vote on executive compensation of the Company’s named executive officers
3.	Advisory vote on the frequency of an advisory vote on executive compensation.	1 Year	2 Year	3 Year	Abstain
The Board of Directors recommends a vote FOR the advisory vote on executive compensation to be held every THREE YEARS.		☐	☐	☐	☐

Vote on the approval of the Company’s Amended and Restated Equity Incentive Plan
4.	Approval of the Company’s Amended and Restated Equity Incentive Plan.		For	Against	Abstain
The Board of Directors recommends a vote FOR the approval of the Company’s Amended and Restated Equity Incentive Plan.			☐	☐	☐

Vote on the approval of the Company’s Amended and Restated Annual Incentive Compensation Plan
5.	Approval of the Company’s Amended and Restated Annual Incentive Compensation Plan.		For	Against	Abstain
The Board of Directors recommends a vote FOR the approval of the Company’s Amended and Restated Annual Incentive Compensation Plan.			☐	☐	☐

Vote on Ratification of PricewaterhouseCoopers LLP
6.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2011.		For	Against	Abstain
The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2011.			☐	☐	☐

PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Note: Please sign exactly as your name or names appear(s) on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date